Exhibit 10.1

(Portions of this agreement have been omitted and marked confidential [*****] and filed separately with the

Securities Exchange Commission)

Distribution Agreement

THIS DISTRIBUTION AGREEMENT (hereinafter this “Agreement”) is made and entered into this 25th day of February, 2004 (the “Effective Date”), by and between HT Prostate Therapy Management Company, LLC, a Delaware Limited Liability Company (“HT Prostate”), and EDAP TMS S.A., a French société anonyme (“Parent Corporation”), EDAP S.A., a French société anonyme (“HIFU Subsidiary”) and Technomed Medical Systems S.A., a French société anonyme (“Manufacturing Subsidiary” and, collectively with Parent Corporation and HIFU Subsidiary, “EDAP”).

WHEREAS, HT Prostate is a wholly owned subsidiary of HealthTronics Surgical Services, Inc., a Georgia corporation (“HealthTronics”). HealthTronics and HT Prostate have expertise in gaining United States Food and Drug Administration (“FDA”) approval for the marketing of medical devices in the United States. HT Prostate and HealthTronics also have expertise in the United States of America (the “Territory”) in distributing, and providing services for, such medical devices;

WHEREAS, EDAP desires to utilize the services of HT Prostate and HealthTronics to obtain FDA approval to market a medical device that utilizes High Intensity Focused Ultrasound (“HIFU”) to provide minimally invasive treatment of prostate cancer (such medical device, the “Ablatherm”); and

WHEREAS, EDAP recognizes the substantial cost and time involved in obtaining FDA approval and therefore desires to grant HT Prostate in accordance with the terms set forth in the Transaction Documents (as defined below) (i) the exclusive distribution rights to market the Ablatherm in the Territory and (ii) a warrant to purchase 1,000,000 ordinary shares of the Parent Corporation.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, HT Prostate and EDAP, intending to be legally bound, agree as follows:

1.	Definitions and Interpretations

1.1.	Defined Terms. Unless the context shall otherwise require, terms used and not defined herein shall have the following meanings:

“Ablapak” has the meaning assigned to such term in Section 3.1.

“Ablatherm” has the meaning assigned to such term in the recitals.

“Ablatherm Related Devices” has the meaning assigned to such term in Section 4.1.

“Ablatherm Related Marks” has the meaning assigned to such term in Section 8.1.

“Agreement” has the meaning assigned to such term in the preamble.

“Approved Limited Use” has the meaning assigned to such term in Section 5.1(c).

“Base Year Price List” has the meaning assigned to such term in Section 6.1(c).

“Board of Directors Resolution” has the meaning assigned to such term in Section 12.1(a).

“Confidential Information” has the meaning assigned to such term in Section 11.

“Disclosing Party” has the meaning assigned to such term in Section 11.

“EDAP” has the meaning assigned to such term in the preamble.

“EDAP Indemnified Parties” has the meaning assigned to such term in Section 10.2.

“EDAP IP” has the meaning assigned to such term in Section 8.3.

“EDAP Party” has the meaning assigned to such term in Section 2.1.

“Effective Date” has the meaning assigned to such term in the preamble.

“Escrow Agent” means Euro Emetteurs Finance S.A

“Escrow Agreement” means that certain Contrat de Service de Titres et de Sequestre, set forth as Exhibit D by and between Parent Corporation, HT Prostate and the Escrow Agent.

“Exclusive Distribution Rights” has the meaning assigned to such term in Section 4.1.

“FDA” has the meaning assigned to such term in the recitals.

“First Renewal Term” has the meaning assigned to such term in Section 9.1.

“HealthTronics” has the meaning assigned to such term in the recitals.

“HIFU” has the meaning assigned to such term in the recitals.

“HIFU Subsidiary” has the meaning assigned to such term in the preamble.

“HT Prostate” has the meaning assigned to such term in the preamble.

“HT Prostate Corporate Headquarters” has the meaning assigned to such term in Section 6.1(a).

“HT Prostate Indemnified Parties” has the meaning assigned to such term in Section 10.1.

“Initial Term” has the meaning assigned to such term in Section 9.1.

“INSERM” has the meaning assigned to such term in Section 5.

“Losses” means any and all liabilities, obligations, duties, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, fines or expenses, including, interest, penalties, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

“Manufacturing IP” has the meaning assigned to such term in Section 5.

“Manufacturing Subsidiary” has the meaning assigned to such term in the preamble.

“New Treatment” has the meaning assigned to such term in Section 4.1(a).

“Parent Corporation” has the meaning assigned to such term in the preamble.

“PMA” has the meaning assigned to such term in Section 3.1.

“Products” has the meaning assigned to such term in Section 3.1.

“Product Liability Claim” has the meaning assigned to such term in Section 10.3.

“Receiving Party” has the meaning assigned to such term in Section 11.

“Rules” has the meaning assigned to such term in Section 13.11(b).

“Sample Devices” has the meaning assigned to such term in Section 3.3.

“Specifications” has the meaning assigned to such term in Section 6.3.

“Subsequent Renewal Term” has the meaning assigned to such term in Section 9.1.

“Trainers” has the meaning assigned to such term in Section 3.5.

“Training Program” has the meaning assigned to such term in Section 6.3.

“Transaction Documents” means this Agreement and the Escrow Agreement.

“Territory” has the meaning assigned to such term in the recitals.

“Warrant Exercise Milestone” has the meaning assigned to such term in Section 12.1(b).

“Warrants” has the meaning assigned to such term in Section 12.1(a).

1.2.	Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein); (b) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and permitted assigns; and (c) the words “herein”, “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement and all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections, Exhibits and Schedules of this Agreement.

2.	Representations and Warranties.

2.1.	Representations and Warranties of EDAP. Parent Corporation, HIFU Subsidiary and Manufacturing Subsidiary (each, an “EDAP Party”) represent to HT Prostate that, as of the date hereof:

(a) Each EDAP Party is a société anonyme duly organized and validly existing under the laws of the Republic of France, with power and authority (corporate and other) to conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on HT Prostate.

(b) Each EDAP Party has the corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder, and the Transaction Documents to which each EDAP Party is a party have been duly and validly authorized by such EDAP Party, and have been duly and validly executed and delivered by such EDAP Party and, assuming due authorization, execution and delivery by the other parties thereto, are valid and binding obligations of such EDAP Party, enforceable against such EDAP Party in accordance with their terms.

(c) The execution, delivery and performance by each EDAP Party of the Transaction Documents to which it is a party will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which such EDAP Party is a party or by which such EDAP Party or any material portion of its properties or assets is bound, or result in any violation of any statute or any order, rule or regulation of any governmental authority having jurisdiction over such EDAP Party, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on HT Prostate, nor will such action result in any violation of the provisions of the statuts, corporate charter, by-laws or other constituent document of such EDAP Party.

(d) HIFU Subsidiary is the owner of the Ablatherm Related Marks and all goodwill associated therewith and has the right and ability to grant the trademark license granted in Section 8.1. To the knowledge of HIFU Subsidiary, the use of the Ablatherm Related Marks in accordance with the terms hereof does not infringe any United States intellectual property rights of any third party.

(e) Subject, in each case, to the rights and interests held by INSERM, EDAP owns all rights in and to the Products, is the exclusive owner of all intellectual property rights associated with the Products, and has the right to license the Products to HT Prostate in accordance with the terms of this Agreement. To the knowledge of EDAP, the use of the Products in accordance with the specification for such Products, a copy of which is attached as Schedule B, does not infringe upon the intellectual property rights of any third party. EDAP is not aware of any invention, device or equipment that is owned, operated or marketed by any third party which infringes upon EDAP’s intellectual property rights in and to the Products.

2.2.	Representations and Warranties of HT Prostate. HT Prostate represents to each EDAP Party that, as of the date hereof:

(a) HT Prostate is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with power and authority (corporate and other) to conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on any EDAP Party.

(b) HT Prostate has the corporate power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder, and the Transaction Documents to which HT Prostate is a party have been duly and validly authorized by HT Prostate, and have been duly and validly executed and delivered by HT Prostate and, assuming due authorization, execution and delivery by the other parties thereto, are valid and binding obligations of HT Prostate, enforceable against HT Prostate in accordance with their terms.

(c) The execution, delivery and performance by HT Prostate of the Transaction Documents to which it is a party will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which HT Prostate is a party or by which HT Prostate or any material portion of its properties or assets is bound, or result in any violation of any statute or any order, rule or regulation of any governmental authority having jurisdiction over HT Prostate, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on any EDAP Party, nor will such action result in any violation of the provisions of the corporate charter, by-laws or other constituent document of HT Prostate.

3.	FDA Pre-Market Approval.

3.1.	(a) HT Prostate hereby agrees to use commercially reasonable efforts to begin enrollment of patients and commence treatment on the initial patient or patients as part of the human clinical trials necessary to obtain Pre-Market Approval from the FDA (“PMA”) to market the Ablatherm and the single-use consumable used with the Ablatherm in patient treatment (the “Ablapak”, and together with the Ablatherm, the “Products”) in the Territory as a primary treatment for prostate cancer within one (1) year of the Effective Date of this Agreement. HT Prostate shall use commercially reasonable efforts to complete the necessary patient enrollment in the requisite clinical trials for the Products not later than eighteen (18) months following its receipt of full approval of the investigational device exemption for the Products from the FDA. HT Prostate shall use its best efforts to obtain the PMA from the FDA to market the Products in the Territory within five (5) years of the Effective Date of this Agreement.

(b) On a twice-yearly basis, HT Prostate shall provide EDAP with a written update regarding HT Prostate’s progress in obtaining a PMA for the Products and, as applicable, any Ablatherm Related Device. Such updates shall include details regarding the clinical trials (including patient enrollment numbers) and all submissions to, and correspondence with, the FDA during such period. In addition, prior to making any submission to the FDA regarding the Products or any Ablatherm Related Device, HT Prostate shall (i) provide EDAP copies of any such proposed submission materials and (ii) reasonably consider any comments or proposed changes EDAP may make with respect to such submission materials.

3.2.	HT Prostate will pay all costs associated with obtaining a PMA for the Products, except as specifically detailed in Sections 3.3, 3.4, 3.5 and 3.6 of this Agreement.

3.3.	EDAP shall provide ***** Ablatherm devices (the “Sample Devices”) to HT Prostate during the clinical trial period prior to submitting the PMA application to the FDA. Upon submission of the PMA application and continuing until 6 months after approval of the PMA application, HT Prostate will have the option to purchase the Sample Devices at **************** determined as of the date the PMA application is submitted to the FDA, *****************************************.

3.4.	During the clinical trials and prior to receipt of PMA for the Products, EDAP shall provide to HT Prostate at no cost, (a) all the Ablapaks required for and used in clinical trials and (b) the parts required to keep the Sample Devices in proper working order. EDAP’s requirement to provide Ablapaks at no cost to HT Prostate, however, shall not exceed the amount necessary for use in clinical trials on the total number of patients required to be enrolled in order to obtain PMA for the Products, plus an additional amount for ordinary course spoilage and/or breakage, not to exceed 10 Ablapaks.

3.5.	EDAP shall provide training at the offices of EDAP to 4 technicians of HT Prostate (or its service affiliate) (the “Trainers”) to enable the Trainers to (a) maintain and service the Products and any Ablatherm Related Devices and (b) train and authorize other HT Prostate technicians to service the Products and any Ablatherm Related Devices and to provide treatment services with the Products and any Ablatherm Related Devices, at no charge to HT Prostate until PMA is obtained; provided that HT Prostate shall pay the cost of any honorariums that EDAP is required to pay in connection with such training. Further, HT Prostate shall pay all travel, accommodation and other reasonable expenses for such Trainers in connection with their training. HT Prostate shall bear all costs associated with the training of all HT Prostate technicians other than the Trainers. No person, other than a Trainer, may authorize or train any other HT Prostate technician.

3.6.	For so long as HT Prostate is conducting clinical trials of the Products in accordance with the terms of this Agreement, EDAP shall pay the cost of any honorariums in connection with not more than three healthcare educational experts’ visits to the United States each year. EDAP’s requirement to pay the cost of any such honorariums, however, shall be limited to those costs associated with visits not exceeding, in the aggregate, twenty-one (21) days per year. The identity of such visiting experts and the schedule of visits shall be mutually agreed by the parties. HT Prostate will arrange and pay all travel, accommodation and other reasonable expenses for such experts.

3.7.	HT Prostate shall pay all associated costs for testing the Products in Europe if required in connection with obtaining PMA.

3.8.	(a) HT Prostate shall be the sole and exclusive owner of the PMA for (i) the Products and (ii) any Ablatherm Related Device for which HT Prostate obtains Exclusive Distribution Rights pursuant to Section 4, upon approval and grant by the FDA. However, should HT Prostate abandon the Ablatherm, begin distributing a competing HIFU technology, or fail to meet its purchase commitments during the Initial Term, as described in sections 4.2 and 9.1 below, or if this Agreement is otherwise terminated in accordance with Section 9, ownership of the PMA shall transfer to EDAP, and HT Prostate, promptly and at its sole expense, shall execute such deeds, assignments, endorsements and other instruments and documents and shall take such further actions as shall be necessary to effect such transfer, including providing the FDA notice of such transfer. In the event of such transfer of ownership unless the transfer occurs because of a material breach by HT Prostate of Section 5 or Section 8 hereof, EDAP shall license such PMA to HT Prostate on a non-exclusive basis to market the Products purchased from EDAP prior to such transfer.

(b) Promptly following any transfer of the PMA to EDAP as described in paragraph (a) of this Section 3.8, HT Prostate shall provide to EDAP all supportive materials and data substantiating representations made to the FDA or any other U.S. governmental authority in its filings therewith in relation to the Products and any Ablatherm Related Device, including any and all testing data in the possession, or under the control, of HT Prostate or HealthTronics, whether or not submitted to the FDA or any other U.S. governmental authority.

3.9.	HT Prostate shall deliver to EDAP in electronic format such labeling for the Products and any Ablatherm Related Device for which HT Prostate obtains Exclusive Distribution Rights in accordance with Section 4 as is required by the FDA, whether upon receipt of PMA or at any time thereafter, including physicians’ manuals, training manuals and maintenance manuals. HT Prostate shall deliver such labeling in a timely manner in order to allow EDAP to comply with any such FDA requirements in the manufacture, labeling and delivery of the Products and any Ablatherm Related Device for which HT Prostate obtains Exclusive Distribution Rights in accordance with Section 4.

3.10.	HT Prostate shall comply in all respects with all applicable laws, regulations and orders to which it may be subject that relate to its performance of obligations under this Agreement including all FDA rules, regulations and procedures. HT Prostate will use its best efforts to maintain in full force and effect all consents, approvals and clearances of any governmental or other regulatory authority that are required to be obtained by it to perform this Agreement and will use its best efforts to obtain any that may become necessary in the future.

4.	Exclusive Distributor.

4.1.	Subject to receipt by HT Prostate of PMA for the Products and pursuant to the terms of this Agreement:

(a)	EDAP hereby appoints HT Prostate, and HT Prostate hereby accepts its appointment, as the exclusive distributor of the Products in the Territory. Such distribution rights (the “Exclusive Distribution Rights”) shall also include the exclusive distribution rights for any and all devices or processes currently or subsequently manufactured or distributed at any time by EDAP for the treatment of prostate cancer in each case, that are an improvement, new model or new version of the Ablatherm (such devices, together with their related consumable, if any, “Ablatherm Related Devices”), all pursuant to the terms of this Agreement; provided, that HT Prostate at its own cost and expense obtains the necessary FDA approvals for distribution of such devices in the Territory; provided, further that in the event HT Prostate does not desire Exclusive Distribution Rights with respect to any Ablatherm Related Device, it shall nonetheless use its best efforts to obtain the necessary FDA approvals for such device so long as EDAP reimburses HT Prostate for any reasonable costs so incurred. In the event EDAP wishes to obtain a PMA for, and distribute (or have distributed) in the Territory any device or process manufactured or distributed by EDAP for the treatment of prostate cancer other than the Products or any Ablatherm Related Device (a “New

Treatment”) then EDAP shall offer HT Prostate the right to obtain the PMA and to act as the exclusive distributor for such New Treatment on terms (including timing, price and quantity) reasonably negotiated by EDAP and HT Prostate. If EDAP and HT Prostate fail to negotiate the terms of such agreement within 90 days, EDAP shall be free to itself, or through any third party of its choosing, obtain a PMA for, and distribute such New Treatment in the Territory; provided that EDAP shall not permit a third party to obtain such PMA or distribute such New Treatment in the Territory except on terms substantially equivalent to the terms initially offered to HT Prostate.

(b) EDAP agrees that it will not, directly or indirectly, sell, distribute, or offer treatment with, the Ablatherm or any Ablatherm Related Device, in the Territory, other than pursuant to this Agreement. EDAP shall include in its contracts for sale of the Ablatherm or any Ablatherm Related Device for which HT Prostate has Exclusive Distribution Rights in accordance with this Section 4 outside the Territory limitations prohibiting resale or shipment by the purchaser of such Ablatherms or such Ablatherm Related Devices into the Territory (and requiring any such subsequent purchaser to include such contractual limitations upon its resale or shipment of the Ablatherm or other such devices); provided, that such provisions are legally enforceable in the relevant jurisdictions in the reasonable judgment of EDAP. EDAP will use commercially reasonable efforts to monitor and enforce such contractual restrictions for sales outside the Territory.

(c) HT Prostate agrees that it will not, directly or indirectly, sell, distribute, or offer treatment with, the Ablatherm or any Ablatherm Related Device, outside the Territory. HT Prostate shall include in its contracts for sale of the Ablatherm or any Ablatherm Related Devices in the Territory limitations prohibiting resale or shipment by the purchaser of such Ablatherms or Ablatherm Related Devices outside the Territory (and requiring any such subsequent purchaser to include such contractual limitations upon its resale or shipment of the Ablatherm or other such devices); provided, that such provisions are legally enforceable in the relevant jurisdictions in the reasonable judgment of HT Prostate. HT Prostate will use commercially reasonable efforts to monitor and enforce such contractual restrictions for sales in the Territory.

(d) EDAP will refer all inquiries for purchase or use of the Products or Ablatherm Related Devices in the Territory to HT Prostate. HT Prostate will refer all inquiries for purchase or use of the Products or Ablatherm Related Devices outside the Territory to EDAP.

4.2.	In order to retain the Exclusive Distribution Rights, following receipt of PMA for the Products, HT Prostate must purchase Products, Ablatherm Related Devices, or repair parts or services for the Products or the Ablatherm Related Devices from EDAP worth at least one million dollars (U.S.$1,000,000) per year and an average of two million dollars (U.S.$2,000,000) per year, such average to be calculated at the end of each ten (10) year term in accordance with Section 9.1; provided, however, that HT Prostate shall have no further purchase requirement in the event it receives manufacturing rights for all Products and Ablatherm Related Devices for which HT Prostate obtains Exclusive Distribution Rights under Section 5.

4.3.	EDAP shall deliver those Products and Ablatherm Related Devices ordered by HT Prostate in a manner ready for distribution by HT Prostrate in the Territory. HT Prostate shall not relabel, repackage or otherwise modify any such Product or device and shall distribute any such Product or device as the same was received by HT Prostate from EDAP, unless as otherwise negotiated pursuant to Section 4.4 below.

4.4.	Upon request of either party and as permitted by applicable law, the parties shall negotiate in good faith the terms of a co-branding arrangement for the Products and any Ablatherm Related Devices in the Territory.

5.	Manufacturing Rights.

5.1.	(a) In the event EDAP is unable and unwilling to manufacture and deliver any medical device for which HT Prostate has Exclusive Distribution Rights (or any consumable of such device) and for which HT Prostate has received the necessary FDA approvals, HT Prostate may request manufacturing rights for such device (or the related consumable).

(b) Following delivery of any such manufacturing rights request, if EDAP:

(i) consents to such request; or

(ii) otherwise remains unable or unwilling to manufacture and deliver any such device (or related consumable), as evidenced by EDAP’s failure to make available for delivery to HT Prostate any such device or consumable (other than any such failure caused by any of the factors described in Section 13.1) for a period exceeding (A) 180 days following such request if EDAP is unable to manufacture and deliver any such device or consumable due to regulatory or legal constraints or (B) 90 days following such manufacturing rights request in other circumstances, then EDAP shall comply with such manufacturing rights request as set forth in paragraph (c) of this Section 5.

(c) EDAP shall grant to HT Prostate an exclusive, royalty-free, non-transferable, non-sublicensable, non-assignable license to EDAP’s patents and know-how (including technical drawings), in each case, that directly relate to the manufacture of such device or consumable solely as and to the extent necessary to enable HT Prostate to manufacture and distribute such device or consumable in the Territory (the “Approved Limited Use”) for a period of ten (10) years from the date granted (such patents and know-how, the “Manufacturing IP”); provided, that in the case of any such patents which EDAP jointly owns with the Institut National de la Santé et de Recherche Médicale (“INSERM”), EDAP shall use commercially reasonable efforts to itself license or to cause INSERM to license such patents to HT Prostate. From and after the date HT Prostate is granted any such license, HT Prostate shall be liable for any royalty or other amounts owing to INSERM (including amounts owed by EDAP as a result of the grant of such license to HT Prostate), if any, in connection with the use of any such patent by HT Prostate. EDAP shall use commercially reasonable efforts to provide HT Prostate access to such accessories, disposables or service parts necessary in order to maintain or use any such devices which EDAP is no longer willing to manufacture or is unable to manufacture on the terms provided herein at such cost as is mutually agreeable to the parties at such time. Upon such grant, EDAP, with the cooperation and assistance of HT Prostate and at HT Prostate’s sole expense, shall use commercially reasonable efforts to prepare and record the license as it pertains to patents before the National Patent Registry in France and before the European Patent Office.

6.	Device Sales.

6.1.	(a) EDAP shall supply the Ablatherm or any Ablatherm Related Device as distributed pursuant to the terms of this Agreement to HT Prostate at a price of ******** per device due 30 days after receipt of such device by HT Prostate in the Territory at its offices, at the address set forth on the signature page below or at any other address HT Prostate designates by notice to EDAP (such address, the “HT Prostate Corporate Headquarters”). In the event that HT Prostate obtains Exclusive Distribution Rights with respect to any Ablatherm Related Device, the parties shall negotiate in good faith the applicable price for such device. However, EDAP agrees to renegotiate the price of the Ablatherm or any Ablatherm Related Device if HT Prostate is not able, after diligent efforts, to secure at least a ************ margin on the resale of such Ablatherm or Ablatherm Related Device in the Territory.

(b) EDAP shall supply Ablapaks used by the Ablatherm or any consumable required for use with any Ablatherm Related Device as distributed pursuant to the terms of this Agreement to HT Prostate at a price of ********** per unit due 30 days after receipt of such consumable by HT Prostate at the HT Prostate Corporate Headquarters. However, EDAP agrees to renegotiate the price of the Ablapak if HT Prostate is not able, after diligent efforts, to secure at least a *********** margin on the resale or use of the Ablapak.

(c) EDAP shall supply to HT Prostate all repair parts and supplies for the Ablatherm or any Ablatherm Related Device at the US dollar equivalent price of the prices listed in EDAP’s 2004 Ablatherm Distributors Price List (“Base Year Price List”), a copy of which is attached as Schedule C. EDAP agrees that the prices listed in the Base Year Price List shall not increase until one year following receipt of PMA for the Products. Thereafter, EDAP further agrees that the prices in the Base Year Price List shall not increase by more than ****** for a period of 10 years; provided, that EDAP shall use reasonable efforts to pass along any cost savings it realizes on such parts and supplies to HT Prostate.

(d) EDAP will deliver ordered Products “Ex-Works,” as defined in Incoterms 2000 (published by the International Chamber of Commerce) by placing the Products at the disposal of HT Prostate at EDAP’s manufacturing facility in Lyon, France on the specified delivery date.

6.2.	The prices quoted in Section 6.1(a) and Section 6.1(b) shall not increase during the first ****** following receipt of PMA for the Products. Thereafter, the parties shall negotiate prices but in no event will any price quoted herein increase by more than *******.

6.3.	EDAP warrants that, for a period of ****** months, each Product and Ablatherm Related Device shall be free of defects and shall perform substantially in accordance with the specifications for such Product or device (the “Specifications”), as such Specifications may be amended from time to time by notice to HT Prostate. (A copy of the Product Specifications as of the date hereof is attached as Schedule B.) The ******-month period will begin upon HT Prostate’s placement of such Product or Ablatherm Related Device in service, however the warranty period shall not extend beyond ******* months after shipment to HT Prostate in accordance with Section 6.1(d). During the warranty period, HT Prostrate’s sole remedy for breach of the warranty shall be that EDAP will repair or replace all Products or Ablatherm Related Devices that are defective; provided, that EDAP shall not be obligated to repair or replace any Product or Ablatherm Related Device not functioning as a result of damage caused or misuse by HT Prostate, any sub-distributor or the end user and provided, further, that any warranty provided by EDAP shall be void if the applicable Product or Ablatherm Related Device is repaired or serviced by any person not trained or authorized by EDAP to make such repair or provide such service or if it is repaired using parts not provided by EDAP. Any person trained by a Trainer to make such repair or provide such service in accordance with the training materials and other certification guidelines provided by EDAP (as such materials may be updated from time to time, the “Training Program”) shall be deemed to be authorized by EDAP upon its receipt of written confirmation from HT Prostate that such person has been trained in accordance with the Training Program. EDAP will supply to HT Prostate at no charge a basic stock of spare parts that will include at least one of each component used in the Ablatherm and any Ablatherm Related Device.

6.4.	Following receipt of PMA for the Products, HT Prostate shall provide EDAP with a six (6) month rolling forecast of HT Prostate’s anticipated product needs during the term of this Agreement. The forecast will contain two levels of order commitment. The first ninety (90) days will be a firm order and will be fixed with respect to both quantity and delivery date, as mutually agreed upon by EDAP and HT Prostate. The second ninety (90) days will be a forecast and will contain HT Prostate’s current estimate of demand for the Products and Ablatherm Related Devices and will be provided only for EDAP’s planning purposes.

7.	Training. EDAP agrees to provide, at no charge to HT Prostate, a mutually agreed upon reasonable amount of training and education at the offices of the Parent Corporation to 5 designated employees of HT Prostate with respect to the sales, marketing and use of the Products described in this Agreement; provided, that HT Prostate shall pay the cost of any honorariums that EDAP is required to pay in connection with such training. HT Prostate shall pay all travel, accommodation and other reasonable expenses for the trainees identified by HT Prostate.

8.	Intellectual Property.

8.1.	License. HIFU Subsidiary hereby grants HT Prostate, and HT Prostate hereby accepts, an exclusive, royalty-bearing, non-assignable, non-transferable, non-sublicensable license to use the trademarks, proprietary names and other marks set forth in Schedule A (the “Ablatherm Related Marks”) in the Territory during the term of this Agreement solely for the purpose of marketing, distributing and providing services for the Products and Ablatherm Related Devices as permitted herein. In consideration for this exclusive license, HT Prostate agrees to pay EDAP an amount equal to 10% of the sales price of the Products sold to HT Prostate by EDAP. Both EDAP and HT Prostate agree that this royalty is included in the sales prices referenced in, or determined pursuant to, Section 6 of this Agreement. In marketing and distributing the Products and Ablatherm Related Devices, HT Prostate shall use the Ablatherm Related

Marks only and shall not use any other trademark, proprietary name or other mark on any Product or Ablatherm Related Device except as may be provided pursuant to Section 4.4. HT Prostate shall use the Ablatherm Related Marks in the same style, typeface and graphic appearance as specified by HIFU Subsidiary, unless otherwise approved in writing by HIFU Subsidiary. HT Prostate shall not use the Ablatherm Related Marks in any other manner, either alone or in combination with any other word, mark, logo or symbol, except with the prior written consent of HIFU Subsidiary. The exercise of HT Prostate’s rights to manufacture the Products under Section 5 and the subsequent removal of purchase requirements or royalty fees shall not terminate or affect the license provided herein. At HT Prostate’s expense, EDAP shall record the trademark license granted herein with the National Trademark Registry. Following termination of this Agreement (other than a termination for material breach by HT Prostate of Section 5 or this Section 8), HT Prostate shall have a limited non-exclusive, non-assignable, non-transferable, non-sublicensable license to use the Ablatherm Related Marks solely for the purpose of (i) providing services for Products or Ablatherm Related Devices purchased during the term of this Agreement and (ii) advertising its provision of such services. The limited license shall continue only for so long as HT Prostate continues to provide such services and shall automatically terminate, without the need for any action by any party, thereafter.

8.2.	Quality Control. HT Prostate acknowledges that the Ablatherm Related Marks have established extremely valuable goodwill and reputation, and are well recognized among EDAP’s customers, and that it is of great importance to HIFU Subsidiary that these high standards and reputation be maintained. Accordingly, in its use of the Ablatherm Related Marks, HT Prostate shall at all times maintain the high quality control standards for products and services relating to the use of such trademarks that are substantially equivalent to or stricter than the standards used by HT Prostate relating to the use of its trademarks or such other standards as may be provided by written notice by HIFU Subsidiary to HT Prostate. HIFU Subsidiary shall have the right to exercise quality control over the use by HT Prostate of the Ablatherm Related Marks to the degree necessary, in its reasonable opinion, to maintain the validity and enforceability of the Ablatherm Related Marks and to protect the goodwill associated therewith. In furtherance of the foregoing, upon the reasonable request of HIFU Subsidiary, HT Prostate shall supply HIFU Subsidiary with samples of any marketing or promotional materials used by HT Prostrate in connection with the Products or any other Ablatherm Related Device.

8.3.	Ownership. HT Prostate acknowledges that, as between the parties: (a) one of the EDAP Parties is the owner of all right, title and interest in and to (i) the Ablatherm Related Marks (including all goodwill associated therewith) and (ii) all of the Manufacturing IP, (together with the Ablatherm Related Marks, the “EDAP IP”), and all legal protections with respect to the EDAP IP remain exclusively with the EDAP Party that is the owner thereof; and (b) except as expressly provided herein, it receives no proprietary rights whatsoever in or to the EDAP IP; (c) all goodwill and improved reputation generated by its use of any Ablatherm Related Marks shall inure solely to the benefit of HIFU Subsidiary; and (d) upon the termination of (i) this Agreement and (ii) the trademark licenses granted herein for any reason, all goodwill in the Ablatherm Related Marks that may be held by HT Prostate notwithstanding the foregoing shall be and hereby is assigned to HIFU Subsidiary, without the need for any further action by an person or entity, and, in any event, HT Prostate shall cooperate with EDAP to take any action reasonably necessary to effect such assignment, which cooperation shall be provided without any additional consideration. For the avoidance of doubt, nothing herein is intended to give any EDAP Party any rights in any trademark of HT Prostate.

8.4.	Notification. During the term of this Agreement and for any period thereafter during which HT Prostate is using any EDAP IP pursuant to a license from EDAP, HT Prostate shall notify EDAP immediately of any threat, warning or notice of any claim or action adverse to any EDAP Party’s rights in the EDAP IP of which HT Prostate may become aware from time to time.

8.5.	No Inconsistent Action. HT Prostate shall not take any action inconsistent with the acknowledgments or agreements set forth in this Section 8, or inconsistent with any EDAP Party’s rights in the EDAP IP. Without limiting the foregoing, HT Prostate shall not during the term of this Agreement and for any period thereafter during which HT Prostate is using any EDAP IP pursuant to a license from EDAP undertake to apply for intellectual property protection for the EDAP IP or any portion thereof. HT Prostate shall not: (a) use the EDAP IP in any way that may tend to impair the validity of any EDAP Party’s rights therein; or

(b) take any other action that in any EDAP Party’s reasonable opinion would jeopardize or impair such EDAP Party’s rights in the EDAP IP or its validity or enforceability.

8.6.	Valuable Property. HT Prostate acknowledges and agrees that since the EDAP IP incorporates valuable trade secrets, any material violation by it of its obligations with respect to the EDAP IP hereunder may cause the EDAP Parties irreparable injury not compensable by money damages and for which the EDAP Parties may have no adequate remedy at law.

8.7.	Enforcement and Protection of Intellectual Property Rights; Cooperation of HT Prostate. The enforcement and protection, including the decision of whether or not to prosecute infringements or maintain registrations of the EDAP Parties’ rights in any EDAP IP will be in the sole discretion and control of the applicable EDAP Party and any and all recoveries resulting from such actions will be retained by such EDAP Party. HT Prostate agrees that it shall execute such documents and provide such additional cooperation to the applicable EDAP Party, at such EDAP Party’s expense, as such EDAP Party reasonably may request in order to perfect, evidence, protect or secure the EDAP IP and to conduct such prosecution, registration or defense.

8.8.	Modifications. To the extent any EDAP Party improves or modifies any Product or any Ablatherm Related Device in response to information supplied to any EDAP Party by HT Prostate, HT Prostate acknowledges and agrees that any such improvement or modification and all intellectual property rights therein are the sole and exclusive property of the EDAP Party making such modification or improvement.

8.9.	Abandonment. All limitations on HT Prostate provided in this Section 8 in regards to EDAP IP shall terminate with respect to any EDAP IP abandoned by EDAP.

9.	Term and Termination.

9.1.	Term. The term of this Agreement will commence on the date first written above and, unless earlier terminated as set forth below, continue for a period of ten (10) years from the date HT Prostate receives PMA for the Products (the “Initial Term”). This Agreement will renew automatically for an additional successive ten (10) year term (the “First Renewal Term”) upon the termination of the Initial Term; provided, that (a) HT Prostate has met its commitment to purchase at least one million dollars (U.S. $1,000,000) per year during the Initial Term and an average of two million dollars (U.S.$2,000,000) per year during the Initial Term, such average to be calculated at the end of the Initial Term, in each case worth of Products, Ablatherm Related Devices, or repair parts or services for the Products or Ablatherm Related Devices or (b) any failure to meet such purchase commitment is waived by EDAP, in its sole discretion. Following the completion of the First Renewal Term, this Agreement will renew for additional successive ten (10) year terms (individually, “Subsequent Renewal Term”) unless either party gives the other party written notice of termination at least thirty (30) days prior to the end of the then-current term.

9.2.	Default. The foregoing notwithstanding, a party by written notice of default to the other party, may terminate this Agreement (a) if the other party breaches a material provision of this Agreement and the breach is incurable or the breaching party does not cure such material breach within forty-five (45) calendar days after receipt of written notice of the material breach; or (b) immediately upon the other party’s insolvency, institution of bankruptcy, commencement of liquidation proceedings or the appointment of a trustee or receiver of the other party’s property or business. For avoidance of doubt, the following shall be considered material breaches, subject to the cure period set forth in subsection 9.2(a) above: any failure by any party to pay an amount when due and payable under the Agreement and any failure by HT Prostate to comply with its obligations pursuant to Sections 3.1(a), 3.2, 3.7, 3.8, 3.9, 3.10, 4.1, 4.2 or 8. A breach of Section 3.1(b) or 6.4 shall not constitute a material breach for purposes of this Section 9.2.

9.3.	Termination. Upon termination of this Agreement for any reason except for a material breach by EDAP or is EDAP meets any requirement of Section 9.2(b), HT Prostate’s Exclusive Distribution Rights and, except as otherwise expressly provided herein, all licenses to use any EDAP IP shall terminate and EDAP shall have the right to distribute the Products and any Ablatherm Related Device for which HT Prostate had obtained Exclusive Distribution Rights pursuant to Section 6 described herein directly or through another distributor in the Territory. Notwithstanding the foregoing, following any such termination (other than a termination as a result of a breach by HT Prostate of Section 8) HT Prostate shall retain the right to market and utilize any Products and Ablatherm Related Devices purchased from EDAP during the term of this Agreement and any Products or Ablatherm Related Devices manufactured by HT Prostate pursuant to, and in accordance with the terms of, any manufacturing rights it may receive under Section 5. Each party’s rights and obligations under this Section 9.3 and Sections 3.8, 9.4, 10, 11 and 13 shall survive any termination of this Agreement, as shall any other rights and obligations which the parties herein expressly agree shall survive such termination.

9.4.	Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 2 AND SECTION 6.3 OR EXCEPT AS OTHERWISE STATED HEREIN, NO EDAP PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, THIRD-PARTY VENDORS, CONTRACTORS, OR TECHNOLOGY SUPPLIERS, OR ANY OF THE FOREGOING PERSONS’ RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS MAKES ANY REPRESENTATION OR WARRANTY TO HT PROSTATE OR ANY OTHER PERSON AS TO THE ABLATHERM, ABLAPAK, OR ANY ABLATHERM RELATED DEVICE OR ANY CONSUMABLE RELATED THERETO (INCLUDING, IN EACH CASE, ANY SOFTWARE THEREIN OR USED IN CONNECTION THEREWITH), WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY OF NON-INFRINGEMENT, OR ANY WARRANTY REGARDING THE USE OF OR INABILITY TO USE, OR THE RESULTS OF, THE ABLATHERM, ABLAPAK, ANY ABLATHERM RELATED DEVICE AND ANY CONSUMABLE RELATED THERETO (INCLUDING, IN EACH CASE, ANY SOFTWARE THEREIN OR USED IN CONNECTION THEREWITH) OR ANY WARRANTY THAT THEY WILL CONFORM TO ANY DESCRIPTION THEREOF, BE FREE OF ERRORS OR DEFECTS OR PERFORM ANY DESIRED OPERATIONS OR FUNCTIONS. HT PROSTATE AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR AS EXPRESSLY SET FORTH IN SECTION 2 AND SECTION 6.3, THE ABLATHERM, ABLAPAK, OR ANY ABLATHERM RELATED DEVICE OR ANY CONSUMABLE RELATED THERETO (INCLUDING, IN EACH CASE, ANY SOFDTWARE THEREIN OR USED IN CONNECTION THEREWITH) ARE PROVIDED ON AN “AS IS” BASIS AT HT PROSTATE’S SOLE RISK. FURTHER, WITHOUT LIMITING THE WARRANTIES EXPRESSELY STATED HEREIN, EACH EDAP PARTY EXPRESSLY DISCLAIMS, AND HT PROSTATE WAIVES, ANY AND ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.	Indemnification.

10.1.	Indemnification by EDAP. Subject to the terms and conditions of this Section 10, EDAP agrees to indemnify and hold harmless HT Prostate, including any of its directors, officers, employees or agents (the “HT Prostate Indemnified Parties”) from and against any and all Losses resulting from any third-party claim arising from a breach of any of the representations and warranties or covenants of any EDAP Party contained in this Agreement.

10.2.	Indemnification by HT Prostate. Subject to the terms and conditions of this Section 10, HT Prostate agrees to indemnify and hold harmless each EDAP Party, including any of its directors, officers, employees or agents (the “EDAP Indemnified Parties”) from and against any and all Losses resulting from any third- party claim arising from a breach of any of the representations and warranties or covenants of HT Prostate contained in this Agreement.

10.3.	Indemnification for Product Liability Claims. Subject to Section 6.3:

(a) each of the EDAP Parties will also indemnify and hold harmless the HT Prostate Indemnified Parties, against all Losses arising from any claims, threatened or actual, for product liability, including product liability claims brought under the Employee Retirement Income Security Act of 1974 (each, a “Product Liability Claim”) in so far as such Losses result from (i) subject in each case to the exceptions to EDAP’s warranty in Section 6.3, the failure of a Product or Ablatherm Related Device to operate in accordance with the specifications therefor, (ii) a material defect in the design or manufacture by any EDAP Party of any such Product or device, (iii) the servicing or repair by any EDAP Party, any Trainer or any technician trained by a Trainer in accordance with the Training Program of the Products or any Ablatherm Related Device relating thereto, (iv) the training by EDAP of the Trainers or (v) actions or omissions directly attributable to any EDAP Party; and

(b) HT Prostate will also indemnify and hold harmless the EDAP Indemnified Parties, against all Losses arising from any Product Liability Claim in so far as such Losses result from (i) the manufacture or modification by HT Prostate or any of its affiliates of the Products, any Ablatherm Related Device or repair parts relating thereto, (ii) the servicing or repair by any person or any Product, Ablatherm Related Device or repair parts other than as authorized by EDAP, (iii) the marketing, distribution or installation of any Product or Ablatherm Related Devices in the Territory, (iv) the training of any technicians, other than the Trainers, for servicing, repair or use of the Products or the Ablatherm Related Devices to the extent such training was not in accordance with the Training Program, (v) any use by HT Prostate or any of its customers or transferees of any Product or Ablatherm Related Device other than in accordance with the labeling therefore, (vi) failure to properly maintain any such Product or device or to properly train any user of any such Product or device or (vii) actions or omissions directly attributable to HT Prostate or any of its affiliates, employees or sub-distributors.

For avoidance of doubt, the parties hereby agree that the indemnification rights and obligations set forth in this Section 10.3 shall be the sole indemnifications rights and obligations of the parties in relation to any Product Liability Claim.

10.4.	IP Claims. In regards to any third party claim, action or demand relating to use by HT Prostate of the EDAP IP in accordance with the terms hereof in the event that any such intellectual property in the opinion of EDAP is likely to or does become the subject of a claim, action, suit or other proceeding EDAP shall at its option and expense, procure for HT Prostate the right to continue using such intellectual property, modify the intellectual property to make it non infringing or substitute intellectual property of similar capability.

10.5.	Each party’s indemnification obligations under this Section 10 are conditioned on the indemnified party’s giving the indemnifying party (a) prompt written notice of any claim for which indemnification is sought; (b) complete control of the defense and settlement of such claim if requested by the indemnifying party; and (c) assistance and cooperation in such defense as the indemnifying party may reasonably request; provided, that reasonable out-of-pocket expenses incurred by the indemnified party in connection with such assistance shall be reimbursed promptly by the indemnifying party.

10.6.	This indemnity shall survive the termination of this Agreement.

10.7.	Each of EDAP on the one hand, and HT Prostate on the other, must maintain, at its own cost, product liability insurance from an insurance carrier acceptable to the other with respect to the Products and Ablatherm Related Devices sold and/or used in the Territory in an amount and form acceptable by the other until such date as HT Prostate notifies EDAP that no Products or Ablatherm Related Devices purchased or manufactured by HT Prostate pursuant to this Agreement are being used in the Territory and for a 10 year period following such date. Each party shall use commercially reasonable efforts to include the other as an “also insured” party on such product liability insurance and deliver to the other party a certificate of insurance from its insurance carrier confirming such coverage prior to the shipment of the first Product in accordance with Section 6.1(d) and thereafter within sixty (60) days of the annual renewal of such policy..

10.8.	Notwithstanding any other provision of the Agreement, the foregoing states the entire liability and obligation of each party with respect to claims of infringement of any intellectual property made by third parties arising under or related to this Agreement.

10.9.	Limitation of Liability. EXCEPT WITH RESPECT TO CLAIMS UNDER SECTION 10 AND 11 OR CLAIMS RESPECTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL ANY PARTY OR ITS AFFILIATES, THIRD PARTY VENDORS, CONTRACTORS OR TECHNOLOGY SUPPLIERS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS,

EMPLOYEES, OR AGENTS BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATING IN ANY MANNER TO THIS AGREEMENT OR USE OF OR INABILITY TO USE THE ABLATHERM, ABLAPAK, OR ANY ABLATHERM RELATED DEVICE OR ANY CONSUMABLE RELATED THERETO (INCLUDING, IN EACH CASE, ANY SOFTWARE THEREIN OR USED IN CONNECTION THEREWITH), REGARDLESS OF THE FORM OF ACTION (INCLUDING NEGLIGENCE AND STRICT LIABILITY), WHETHER OR NOT SUCH PERSONS HAVE BEEN ADVISED OF OR ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN.

11.	Confidentiality.

(a) Each party acknowledges that it may be given access to confidential information (“Confidential Information”) of the other disclosed during the term of this Agreement, including ideas, trade secrets, procedures, methods, systems, concepts, technology, program code, source code, user interfaces, displays, file layouts, algorithms, inventions, technical know-how improvements, data, files, information relating to suppliers and customer identities and lists, records, business and marketing plans, user, training and operational manuals, printed collateral documentation and all similar information and other proprietary property of the parties, whether disclosed orally or in writing or by any other media. Notwithstanding the foregoing, upon disclosure of a referral customer under the terms of this Agreement, such customer shall no longer be deemed confidential or a trade secret of the referring party in regards to the party to whom it was disclosed. Each party (the “Receiving Party”) acknowledges that the Confidential Information of the other party (the “Disclosing Party”) contains valuable trade secrets and other proprietary information of the Disclosing Party and that any such Confidential Information will remain the sole and exclusive property of the Disclosing Party.

(b) Each party will use the Confidential Information provided hereunder only for purposes directly related to the purpose for which it was provided and will further restrict disclosure of Confidential Information solely to its officers, employees and consultants with a need to know and who have agreed to be bound by the terms of this Section 9. Neither party will disclose such Confidential Information to any other parties, and will otherwise protect the Confidential Information with no less restrictive measures than it uses to protect its own Confidential Information which measures shall in no event be less than reasonably prudent measures. Information will not be deemed “Confidential Information” if such information: (a) was in the public domain at the time it was communicated to the Receiving Party; (b) becomes generally available to the public other than as result of a disclosure by the Receiving Party; (c) is rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it is communicated to the Receiving Party pursuant to this Agreement; (d) is independently developed or acquired by the Receiving Party without violation of this Agreement or (e) was in the Receiving Party’s possession free of any obligation of confidence at the time it was communicated to the Receiving Party pursuant to this Agreement.

(c) Notwithstanding the above, the Receiving Party shall not be in violation of this Section 11 with regard to a disclosure that was in response to a valid order by a court or other governmental body; provided that the Receiving Party provides the Disclosing Party with prompt written notice of such required disclosure where reasonably possible in order to permit the Disclosing Party to seek confidential treatment of such Confidential Information; and provided, further that the disclosure is made only to the extent required by the applicable order. The obligations of confidentiality with respect to a trade secret under applicable law shall continue until such information or data ceases to be a trade secret under applicable law and with respect to all other Confidential Information continue for the term of this Agreement and ten (10) years thereafter, or such longer period as may be required by applicable United States federal or state laws.

12.	Warrants.

12.1.	Warrants. (a) As additional consideration for the time, expense and effort HT Prostate shall expend in obtaining PMA from the FDA for the Products and any Ablatherm Related Device and for distribution by HT Prostate of certain lithotripters (as described more fully in a separate agreement between the parties), on

January 28, 2005 Parent Corporation shall issue to HT Prostate 1,000,000 warrants (bons de souscription d’actions) (the “Warrants”), each of which shall entitle the owner thereof to purchase from Parent Corporation one newly-issued ordinary share of the Parent Corporation at a price of U.S. $1.50 per share subject to the terms and restrictions set forth in the Escrow Agreement (including restrictions on transferability of the Warrants and any ordinary shares resulting from the exercise thereof). The Warrants shall be issued pursuant to the terms set forth in a resolution of the Board of Directors of the Parent Corporation, substantially in the form set forth as Exhibit A (the “Board of Directors Resolution”), in accordance with the authority granted to the Board of Directors in respect of such issuance pursuant to the resolution of the shareholders of the Parent Corporation, dated January 29, 2004 (a copy of which is attached hereto as Exhibit B).

(b) At any time following the occurrence of any of the events described in the Board of Directors Resolution (each, a “Warrant Exercise Milestone”), HT Prostate shall be entitled to exercise an amount of Warrants equal to the amount set forth therein corresponding to such Warrant Exercise Milestone, in each case subject to the terms, procedures and restrictions set forth in the Escrow Agreement and the Board of Directors Resolution.

(c) The parties hereby agree that promptly following the occurrence of any Warrant Exercise Milestone, each of HT Prostate and Parent Corporation shall execute and deliver to the other party and to the Escrow Agent a written acknowledgement that such Warrant Exercise Milestone has occurred, which acknowledgement shall be substantially in the form set forth as Exhibit C.

13.	General.

13.1.	Force Majeure. Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money) if such failure is caused by acts of God, force majeure, strikes, revolutions, lack or failure of electrical or telecommunications facilities, including failure of the public Internet, laws or governmental regulations or other causes that are beyond the reasonable control of such party; provided, however, that the party suffering such delay notifies the other party of the delay within a reasonable period after it learns of the delay.

13.2.	Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Georgia.

13.3.	Severability. If any one or more provisions of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

13.4.	Amendment. This Agreement may be amended or supplemented only by a writing that refers specifically to this Agreement and is signed by duly authorized representatives of all parties.

13.5.	Waiver. Any failure of an EDAP Party or HT Prostate to comply with any obligation, provision or condition herein may be waived by HT Prostate or the EDAP Parties, respectively, only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

13.6.	Notices. All notices required to be sent by any party under this Agreement shall be in writing and deemed given: (a) three (3) business days after being sent by commercial overnight courier with written verification of receipt; or (b) when received after being mailed postage prepaid by certified or registered mail, return receipt requested to the party to be notified, at the respective addresses set forth on the signature page below, or at such other address which may hereinafter be designated in writing.

13.7.	Successors and Assigns. This Agreement and the rights, duties and obligations arising hereunder shall be binding upon and inure to the benefit of the parties and to their respective successors and permitted assigns. Neither HT Prostate nor any EDAP Party may assign this Agreement or its rights, duties or obligations hereunder without the prior written consent of the EDAP Parties or HT Prostate, respectively, such consent not to be unreasonably withheld or delayed, and any prohibited assignment of this Agreement shall be null and void; provided, however that, except as otherwise provided herein, any party may assign its rights, duties or obligations hereunder to the successor of its business in connection with a merger, acquisition or another event resulting in the sale of all, or substantially all, of the stock or assets of such party.

13.8.	Relationship. The relationship between the EDAP Parties, on the one hand, and HT Prostate, on the other hand, under this Agreement shall be that only of an independent contractor. Nothing contained in this Agreement shall be construed as creating or deemed to create the relationship of employer and employee, a partnership, a joint venture, agency or other association between the EDAP Parties and HT Prostate. Each party agrees at all times to comply with all applicable laws and regulations in its performance of this Agreement. Nothing in this Agreement, expressed or implied, confers on any person other than the parties hereto (or their successors and permitted assigns), any rights, remedies, obligations or liabilities.

13.9.	Customers. Each party acknowledges that upon its entering into an agreement with a customer, the contractual agreement shall be exclusively between the customer and the contracting party. The termination of any contractual agreement between the customer and such party, if any, shall have no effect on the ongoing relationship of such customer and the other parties. [1]

13.10.	Entire Agreement. This Agreement, the Escrow Agreement and any attachments hereto or thereto (all of which are incorporated herein by reference), when executed constitutes the entire agreement between the parties and supersedes any prior, collateral or contemporaneous negotiations, representations and agreements, oral or written, between the parties with respect to the subject matter hereof, including all representations made by each party which induced the other party, or parties to enter into this Agreement. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. The Section headings and captions used in this Agreement are included merely for convenience of reference and are not to be considered part of, or to be used in the interpretation of the Agreement.

13.11.	Dispute Resolution.

(a) Any dispute between HT Prostate and any EDAP Party arising out of or in connection with or relating to this Agreement (or any agreements or documents delivered by the parties hereto pursuant to the terms of this Agreement) or any alleged breach hereof may, at the option of either HT Prostate or such EDAP Party, be submitted for discussion and possible resolution by senior officers of HT Prostate and such EDAP Party, as designated by their respective chief executive officers.

(b) All disputes arising out of or in connection with or relating to this Agreement, including those pertaining to the validity, interpretation, construction or breach hereof or of any legal obligation owed or claimed to be owed by any party hereto to any other party hereto, that is not otherwise amicably settled between the parties shall exclusively be resolved by arbitration between EDAP and HT Prostate pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”), with the arbitration to be conducted in the English language and taking place in New York, New York, United States of America.

(c) The arbitral tribunal shall be composed of three arbitrators appointed in accordance with the Rules. The Chairman of the arbitral tribunal shall be nominated by the two arbitrators nominated respectively by the Parent Corporation and HT Prostate, and if they fail to agree upon such Chairman within 30 days after the second arbitrator has been appointed, such Chairman shall be appointed by the American Arbitration Association. No arbitrator shall be or have been a present or past employee, officer, director, legal counsel, consultant or agent of either party or its affiliates. All arbitrators shall be of legal education, unless the parties agree otherwise at the time. Unless prohibited or restricted by applicable law, each party agrees to provide to the arbitrators and the other party, subject to a strict confidentiality agreement, such documents, other evidence, witness testimony as may reasonably be requested by the other party and as are relevant to the issues being arbitrated. The arbitrators may restrict or terminate discovery requests that they conclude are unreasonable, unduly burdensome or not relevant to the issues being arbitrated. Such discovery shall occur during a reasonable time period. The arbitrators shall not have the power to act as “amiable compositeurs” with respect to any dispute submitted to such arbitration, but rather shall make their decision based on their understanding and interpretation of the applicable law and facts. The fees and disbursements of the arbitrators shall be allocated between the disputing party and the other party to the dispute in the same proportion that the disputed items so submitted to the arbitrators that are unsuccessfully disputed by each (as finally determined by the arbitrators) bears to the total amount of all disputed items so submitted. Notwithstanding any provision of this Agreement to the contrary, (i) any party shall be entitled to seek a judicial order for interim relief to the extent necessary to safeguard the property that is the subject matter of an arbitration proceeding hereunder, and (ii) judgment upon the award rendered in any arbitration proceeding hereunder may be entered in any court having jurisdiction or application may be made to such court in a judicial acceptance of the award and an order by enforcement, as the case may be.

(d) The arbitrators shall have no authority to award punitive, consequential or incidental damages nor any other damages not measured by the prevailing party’s actual damages. Furthermore, either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the arbitration proceedings.

(e) Notwithstanding any other provision in this Section 13.11 to the contrary, either party may bring court proceedings or claims against the other as part of separate litigation commenced by an unrelated third party.

13.12.	Currency. All transactions between EDAP and HT Prostate pursuant to this Agreement shall be consummated with United States dollars.

Signatures on following page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the date first written above.

“HT Prostate”		“EDAP”

HT PROSTATE THERAPY MANAGEMENT COMPANY, LLC		EDAP TMS S.A.

By:	/s/ Argil J. Wheelock, M.D.	By:	/s/ Philippe Chauveau
	Argil J. Wheelock, M.D., CEO		Philippe Chauveau, Chairman and CEO

Address:	1841 West Oak Parkway	Address:	4-6 rue du Dauphiné
	Suite A		69120 Vaulx-en-Velin
	Marietta, GA 30062		FRANCE

Telephone No.: 770-419-0691		Telephone No.: +33 4 72 15 31 50
Facsimile No.: 770-419-9490		Facsimile No.: +33 4 72 15 31 51

EDAP S.A.

		By:	/s/ Hugues de Bantel

		Address:	Hugues de Bantel, President
4-6 rue du Dauphiné
69120 Vaulx-en-Velin
FRANCE

Telephone No.: +33 4 72 15 31 50
Facsimile No.: +33 4 72 15 31 51

TECHNOMED MEDICAL SYSTEMS S.A.

		By:	/s/ Hugues de Bantel
Hugues de Bantel, President

		Address:	4-6 rue du Dauphiné
69120 Vaulx-en-Velin
FRANCE

Telephone No.: +33 4 72 15 31 50
Facsimile No.: +33 4 72 15 31 51

Schedule A

The Ablatherm Marks

ABLATHERM

ABLAPAK

ABLASONIC

Schedule B

Technical Specifications for the Products

[************]

[Page one of Schedule B has been omitted]

EDAP TECHNOMED RESEARCH and DEVELOPMENT	ABLATHERM	** ***** **
System Specification

INDUSTRIAL NAME	ABLATHERM

GENERAL SPECIFICATIONS
Equipment designation	** ***** ** ** ***** **
Medical application	** ***** **
Classification	** ***** **
Mode of operation	** ***** ** ** ***** **

TECHNICAL DESCRIPTION
[* * * * * *]

Page 2/8

EDAP TECHNOMED RESEARCH and DEVELOPMENT	ABLATHERM	******
System Specification
[******]

Page 3/8

EDAP TECHNOMED RESEARCH and DEVELOPMENT	ABLATHERM	******
System Specification
[******]

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EDAP TECHNOMED RESEARCH and DEVELOPMENT	ABLATHERM	******
System Specification
[******]

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EDAP TECHNOMED RESEARCH and DEVELOPMENT	ABLATHERM	******
System Specification

[******]

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EDAP TECHNOMED RESEARCH and DEVELOPMENT	ABLATHERM	*****
System Specification

[******]

Control module
[******]

Page 7/8

EDAP TECHNOMED RESEARCH and DEVELOPMENT	ABLATHERM	TMS 507 094 D
System Specification

INSTALLATION REQUIREMENTS
[******]
Environmental conditions for transport and storage
[******]
Environmental conditions of operations
[******]
INTERNATIONAL STANDARDS
Classification
[******]
Main standards applied
[******]

Page 8/8

Schedule C

2004 Ablatherm Distributors Price List

ABLATHERM: DISTRIBUTOR MAJOR SPARE PARTS LIST

TECHNICAL CALCULATOR / CALCULATEUR TECHNIQUE
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Supply Module / Alimentation	223066	**********
CPU PC 104 Board / Carte CPU PC 104	222606	**********
Interface Board / Carte Interface	222601	**********
IEEE Board / Carte IEEE	222607	**********
A Mode Board / Carte Mode A	222605	**********
I/O Board / Carte I/O	224540	**********
I/O Rack / Rack E/S	223308	**********

SHOOTING UNIT / ENSEMBLE DE TIR
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Case of Probes / Valise de Sondes	223048	**********

COOLING UNIT / GROUPE FROID
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Cooling Tank / Bac de Refroidissement	220516	**********
Pump / Pompe	223316	**********
PT 100 Probe / Sonde PT 100	223016	**********
Valve 1/4 / Vanne 1/4 de Tour	223073	**********

USER INTERFACE / INTERFACE UTILISATEUR
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Movement Keyboard / Clavier Mouvement	222799	**********
Sector Keyboard / Clavier Secteur	223004	**********
Treatment Keyboard / Clavier Traitement	222800	**********

CONTROL MODULE / MODULE DE CONTRÔLE
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Control Module Wheel (dia 0.75) / Roue du MDC (dia 0.75)	223091	**********
Control Module Wheel (dia 125) / Roue du MDC (dia 125)	223090	**********

January 2004		1/3

X-Y-Z MOVEMENT / MOUVEMENT X-Y-Z
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Rotation System / Platine Rotation	223463	**********
X Motion System (100mm) / Platine Translation X (100mm)	223461	**********
Z Motion System (50mm) / Platine Translation Z (50mm)	223462	**********
Automotion Rack / Rack Automatisme	220507	**********
IEEE Cable / Câble IEEE	223292	**********
Y Encoder / Encodeur Y	222796	**********
L Encoder / Encodeur L	222797	**********
T Encoder / Encodeur T	222795	**********
Actuator / Vérin	223346	**********

ULTRASOUND RACK / RACK ECHOGRAPHE
`Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Ultrasound Rack / Rack Echographe	217381	**********

POWER OSCILLATOR / RACK PUISSANCE
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Power Amplifier / Amplificateur	223322	**********
706705 Cable / Câble 706705	223639	**********
712713 Cable / Câble 712713	223672	**********
Calorimeter / Calorimètre	220521	**********
Generator 15 Mhz / Générateur de Fonction 15 Mhz	223323	**********
Wattmeter Rack / Sous-Ensemble Wattmètre	223324	**********
Wattmeter / Wattmètre	223892	**********

PATIENT SUPPORT UNIT / SUPPORT PATIENT
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Patient Movement Detector / Détecteur de Mouvement Patient	223467	**********
Treatment Module Wheel / Roue pour le Module de Traitement	223011	**********

January 2004		2/3

COMPUTER RACK / ENSEMBLE INFORMATIQUE
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Video Frame Grabber PC Board / Carte Acquisition Vidéo	223335	**********
SCSI Controller PC Board / Carte Contrôleur SCSI	223337	**********
Sound PC Board / Carte Son	223332	**********
Keyboard / Clavier	223341	**********
15” LCD Screen / Ecran LCD 15”	223329	**********
Printer / Imprimante	218129	**********
Software / Logiciel	223302	**********
Computer / Ordinateur (UC)	223336	**********
External CD Player / Lecteur CD Externe	223338	**********
ASSY Computer / Ordinateur Equipé (UC)	223331	**********
Mouse / Souris	223340	**********

MAINTENANCE TOOLS / OUTILS DE MAINTENANCE
Part Name / Désignation	Ref /Code	Distributor Prices / Prix Distributeur
Testing Tank / Cuve Test	221840	**********
Focal Point Test Tool / Ensemble Coupelle Point Focal	220549	**********

SALES CONDITIONS	CONDITIONS DE VENTE

WARRANTY	GARANTIE
For each order of spare parts under warranty,	Pour toute commande de pièces au titre de la garantie,
a warranty replacement request will have to be filled in	un formulaire de demande d’échange sous garantie
and sent to us.	devra être complété et nous être adressé.

These prices are without VAT and Ex-Works.	Ces prix sont hors TVA et Départ Usine.
Minimum billing: EUR 450.00.	Minimum de commande facturable : 450,00 EUR.
For any order below this amount, order processing	Pour toute commande d’un montant inférieur, il sera
Costs in the amount of EUR 75.00 will be charged.	facturé 75,00 EUR de frais de dossier.
Should you hesitate on a reference, please send us	En cas de doute sur une référence, merci de nous
a diagram or a description of the required part at :	adresser un schéma ou un plan de la pièce à :
SAV@edap-tms.fr	SAV@edap-tms.fr

Purchase orders to be sent to:	Toute commande de pièces sera adressée à :
Carine BUIRON	Carine BUIRON
Telephone Nr.: 33 (0)4 72 15 31 50	Téléphone : 33 (0)4 72 15 31 50
Telefax Nr.: 33 (0)4 72 15 31 51	Fax : 33 (0)4 72 15 31 51
E-mail: CBuiron@edap-hifu.com	E-mail : CBuiron@edap-hifu.com

Only confirmed and written orders with an order number	Seules les commandes écrites avec un numéro de
(mail, fax or e-mail) will be entered.	commande (fax, courrier ou e-mail) seront traitées.
For economic or technical reasons, the prices and	Les prix et références peuvent être modifiés à tout
references can be modified at anytime.	moment pour des raisons économiques ou techniques.

January 2004	3/3

Exhibit A

Form of Resolution of Board of Directors of EDAP TMS S.A.

EDAP TMS S.A.

Limited Company with capital of [•] Euros

Registered office: Parc d’activité La Poudrette Lamartine

4, rue du Dauphiné

69120 Vaulx-en-Velin (France)

RCS: Lyon B 316 488 204

MEETING MINUTES OF THE

BOARD OF DIRECTORS

ON 28 JANUARY 2005

[ January 28 ], 2005, at [            ] hours, the members of the Board of Directors of EDAP TMS S.A. (the “Company”) met [ with the registered office ], on convocation of the President of the Board of Directors carried out in accordance with the statutes of the Company, in order to deliberate the agenda of the next day:

1.	Approval of the official report of the meeting of the Board of Directors on [date ]
2.	Emission of share warrants for the profit of HT Prostate Therapy Management Company L.L.C and fixing the methods of these shares.
3.	Other issues

Present and Registered in the Attendance Book:

-	Mr. Philippe Chauveau, President of the Board of Directors and General Manager,
-	Mr. Pierre Beysson, Director,
-	Professeur Guy Vallancien, Director,
-	Doctor Karim Fizazi, Director,
-	Mr. Olivier Missoffe, Director, and
-	Siemens France S.A., represented by Mr. Holger Schmidt.

Represented:

-	[•].]

Excused absent:

-	[•].]

Also Present :

-	Mr. Hugues de Bantel, President of the Board of Directors of Technomed Medical Systems S.A. and EDAP S.A., and
-	Ms. Blandine Confort, General Attachée.

The council is chaired by Mr. Chauveau, President

Ms. Blandine Confort is acting, on the request of the President, as Secretary.

Mr. President notes that the quorum is reached and that the Board can deliberate. A review of the agenda questions is conducted:

1.	Approval of the minutes of the meeting of the Board of Directors on [ date ]

Mr. President submits to the Board the official report of the board meeting of [ date ].

After having deliberated, the Council, unanimously, approves the official report on [ date ].

2.	Emission of share warrants for the profit of HT Prostate Therapy Management Company L.L.C and fixing the method of these shares

The President reminds the Board that the General Assembly meeting of the shareholders of the Company on January 29, 2004, in the 1st resolution, has, in accordance with the provisions of the L.228-95 article of the Commercial law, authorized the Board of Directors to carry out the emission, once or several times, of a maximum of 1,000,000 (a million) share warrants, of one or more categories, giving the right to subscribe to shares of the Company at a rate of one stock per share and for a price of 1.50 US dollars, or the exchange value in euros, per share. It has decided that these shares would be allotted free to HT Prostate Therapy Management Company L.L.C. and removed the preferential duty of subscription of the shareholders for these shares and the stocks to which they give right, and authorized the Council to increase the Company’s capital accordingly with the exercise of these shares. In addition, it is delegated to the Council all powers to carry out the emission of the shares, to stop the characteristics and the methods of exercise, to take measurements necessary for the reservation of the rights of the shareholders, to carry out the new issues of capital resulting from their exercise and the correlative statutory modifications and to generally do what is deemed necessary.

The President points out that the emission of these shares lies within the scope of the overall agreement reached with the HealthTronics group for the distribution of Ablatherm in the United States, an signed distribution agreement (Distribution Agreement) materialized on February [    ], 2004 between the Company, EDAP S.A., Technomed Medical Systems S.A. and HT Prostate Therapy Management Company L.L.C.

Consequently, it proposes that the Board establish the methods and issue these 1,000,000 share warrants reserved at HT Prostate Therapy Management Company L.L.C.

After having deliberated on it, the Board, making use of the authorization and the powers which were delegated to it by the General Assembly meeting referred to above in the 1st resolution, unanimously adopts the procedures of the emission of the shares warrants as follows:

1.	Number of Shares	Issue 1,000,000 (one million) autonomous share warrants, giving each one the right of subscription to the Company (a « share ») divided into seven distinct categories:

- 200,000 Shares A
- 200,000 Shares B
- 100,000 Shares C
- 100,000 Shares D
- 100,000 Shares E
- 100,000 Shares F
- 200,000 Shares G.

2.	Title holder		The shares are reserved by HT Prostate Therapy Management Company L.L.C.

3.	Price of subscription		The issue is free.

4.	Date of issue		January 28, 2005.

5.	Dates of exercise		In accordance with the Distribution Agreement and the trade agreement concluded between the Company, its subsidiary companies and HT Prostate Therapy Management Company L.L.C., the shares could be exercised at the following dates (“milestones”), dependent on the process of obtaining per HT Prostate Therapy Management Company L.L.C. of “Pre-Market Approval” (“PMA”) validation of Ablatherm by the American “Food and Drug Administration” (“FDA”) and acquisition by HT Prostate Therapy Management Company L.L.C. or any other HealthTronics Company (such as this term is defined in paragraph 10 below) lithotriteurs:
		-	Shares A will be exercisable, within the scope of work by HT Prostate Therapy Management Company L.L.C. of clinical trials for Ablatherm, as from the date of the last follow-up of the last patient of the clinical trial Ablatherm led by HT Prostate Therapy Management Company L.L.C., within the framework of a “IDE” (“Investigational Device Exemption”). It is understood by “last follow-up of the last patient” that this is the last evaluation such as defined in the protocol of the test concerned for constitution of the clinical file of first tender of PMA;
		-	Shares B will be exercisable from the tender by HT Prostate Therapy Management Company L.L.C. with the FDA filing of the homologation PMA (“Pre-Market Approval Application”) relating to Ablatherm, complete, in final form and in conformity with the requirements of the FDA;
		-	Shares C will be exercisable at their issue, [HT Prostate Therapy Management Company L.L.C.] [or, if necessary: [•] [ name of the HealthTronics company carrying out the purchase], having purchased along with the company and its subsidiaries [indicate, if necessary, the company or the subsidiary of the company that HT Prostate bought lithotriteurs from during 2004] more than four (4) lithotriteurs during 2004,
		-	Shares D will be exercisable as of January 1, 2006 in the event of the purchase of the Company or its subsidiaries, by HT Prostate Therapy Management Company L.L.C. or any other HealthTronics Company, of at least four (4) lithotriteurs during 2005,
		-	Shares E will be exercisable as of January 1, 2007 in the event of the purchase of the Company or its subsidiaries, by HT Prostate Therapy Management Company L.L.C. or any other HealthTronics Company, of at least four (4) lithotriteurs during 2006,
		-	Shares F will be exercisable as of January 1, 2008 in the event of the purchase of the Company or its subsidiaries, by HT Prostate Therapy Management Company L.L.C. or any other HealthTronics Company, of at least four (4) lithotriteurs during 2007,
		-	Shares G will be exercisable from the receipt by HT Prostate Therapy Management Company L.L.C. written confirmation from the FDA of final receipt of the a valid PMA (“Pre-Market Approval”) for Ablatherm.

In any event, and in accordance with the provisions of the L.228-95 article of the Commercial law, the shares will have to be exerted within five (5) years from the date of their issue, that is to say, at the latest, January 28 2010. The shares not having been exercised on this date will be null and void and lose any validity.

6.	Suspension of exercise	In the event of new issue of capital, fusion or scission of the Company, or any other financial transaction of the Company comprising a preferential duty of subscription or a priority right of the shareholders, the board of directors of the Company will be able to suspend, for a maximum of three months, the exercise of the shares, subject to the rules relating to the reservation of the rights of the stockholders. In this case, the Company will inform preferred stockholders of the date on which the exercise of the shares will be suspended and of the date on which it will begin again.

7.	Exercise right of subscription	HT Prostate Therapy Management Company L.L.C. will have the ability to subscribe at a rate of 1 (one) stock of 0.13 euro each at face value issued by the Company, for 1 (one) share executed, at the price of 1.50 US dollar (a dollar fifty), or its exchange value in euros at the date of subscription, per stock.

The subscriptions of stock of the Company gives right to the shares at the time of their exercise to be registered. The price of subscription referred to above will have to be deposited completely in cash at the Company.

8.	Possession of new stock	New stock issued as the result of the exercise of stocks will be subjected to all the provisions of the statutes of the Company and carry benefits the first day of the accounting period during which they will have been subscribed. They will have rights, starting on this date and with stocks of the later exercises, of the same dividends (on the basis of face value) as that which could be distributed with the other stocks carrying the same benefits.

They will be, consequently, entirely comparable to the stocks, after payment of the dividend, with the preceding exercise or, if it were not distributed by it, after the annual assembly session ruling on the aforementioned exercise.

9.	Protection of the stockholders	In accordance with the L.225-153 article of the Commercial law, as long as there are valid and non-exercises shares:

		-	the Company avoids depreciating its capital and modifying the distribution of the benefit; however, the Company can create stocks with priority dividend without voting rights on the condition under the conditions contained in L.225-154 of the Commercial law;
		-	in the event of reduction of capital moved by losses and realized by the reduction in the par value or the number of stocks, the rights of the stockholders will be reduced accordingly, as long as the aforementioned holders had been shareholders as of the date of circulation of the stock.

Moreover, in accordance with article L.225-154 of the Commercial law, as long as there will be valid and non-exercised shares, the Company will not be able to carry out the issue of shares against cash reserved to the shareholders or the issue of other titles comprising a preferential duty of subscription, with incorporation of capital reserves, benefit or premiums issue, or the distribution of cash reserves, in the condition of reserving the rights of the stockholders which would exercise their shares.

To this end, the Company will have, under the conditions described in articles 171 to 174 of the decree n° 67-236 of March 23, 1967, to allow to the stockholders which will exert the application right related to these stocks, as the case may be, to subscribe on a purely irreducible basis of the stock or new titles or to obtain new stock on a purely free basis, or to receive cash or titles similar to the titles distributed in the same quantities or proportions, except with regard to the possession, which if they had been shareholders at the time of the aforementioned emissions, incorporations or distributions; or, in the cases envisioned by the law, to allow them, if they wish to take part in the operation, to exert their application right.

For any movable issue of securities or another operation comprising a preferential duty of subscription reserved for the shareholders, the Company will have to inform, as a preamble, the stockholders in writing (in accordance with the mentions outlined in article 174-2 of decree n° 67-236 of March 23, 1967).

In the event of absorption of the Company by another company, of fusion with one or more other companies in a new company, or of scission by contribution of existing or new companies, the holders of the scrip Certificates will be able to subscribe to the stock of the surviving company or new or the associated companies of the scission under the same conditions as those outlined for the origin, except carrying out the adjustments made necessary by fusion or the scission in accordance with article L.225-156 of the Commercial law.

When, because of the one of the situations mentioned above, the stockholders presenting their stocks have right to a number of actions because of this severed union, which will be presented in cash. In accordance with the provisions of article 174-5 of the decree n° 67-236 of March 23, 1967, this payment will be equal to the new value resulting from the severed union by the value of the action calculated on the basis of stockholders’ equity of the Company.

10.	Restrictions of Transfer	The shares could be transferred by HT Prostate Therapy Management Company L.L.C. only to companies controlled by HT Prostate Therapy Management Company L.L.C., which control HT Prostate Therapy Management Company L.L.C., or which are controlled by the same company as HT Prostate Therapy Management Company L.L.C., concept of control being defined by detention, direct or indirect, of the majority of the voting rights (these companies are collectively indicated as the “HealthTronics Companies”). The HealthTronics Companies thus become titleholders of shares and will be, in turn, prohibited to transfer their shares, except with HT Prostate Therapy Management Company L.L.C. or at other HealthTronics Companies.

Moreover, in order to comply with American legal provisions relating to transferable securities, shares, as well as the stocks which will be issued as a result of their exercise, these will be subject to sequestration, initially concluded near the company euro Transmitters Finances which ensures the stocks of the Company, under the terms of a contract of sequestration of which a copy is appended to the present official report.

The Board of Directors may then decide to carry out without delay the emission of the 1,000,000 shares terms and allot them to HT Prostate Therapy Management Company L.L.C.

In addition, the Council delegates to its President the powers necessary to carry put the exercises of shares and the new issues of resulting capital, and to carry out the modifications necessary of the statutory clauses relating to the amount of the authorized capital and the number of stocks which make it up.

After having discussed all on the agenda, the meeting is adjourned at [    ] hour.

Aforementioned included, this official report is drawn up and signed, after review, by the President and an administrator.

Président	Administrator

EDAP TMS S.A.

Limited Company with capital of [•] Euros

Registered office: Parc d’activité La Poudrette Lamartine

4, rue du Dauphiné

69120 Vaulx-en-Velin (France)

RCS: Lyon B 316 488 204

OPINION OF CONVOCATION

Date [•] 2005

Sirs,

Sirs, the administrators are requested to attend the board meeting of the company to be held on[ [January 28 ] 2005, at [? ] hours, at [ with the registered office ], for the purpose of deliberating on the following agenda:

- approval of the minutes of the meeting of the Board of Directors on [? ]

- Emission of share warrants for the profit of HT Prostate Therapy Management Company L.L.C and fixing the methods of these shares

- other issues

President, Board of Directors

Exhibit B

Resolution of Shareholders of EDAP TMS S.A. dated January 29, 2004

EDAP TMS S.A.

Société anonyme au capital de 1.087.166,73 Euros

Corporate Headquarters : Parc d’activité La Poudrette Lamartine

4, rue du Dauphiné

69120 Vaulx-en-Velin (France)

316 488 204 RCS LYON

EXCERPT OF THE MINUTES OF THE

EXTRAORDINARY GENERAL SHAREHOLDERS

MEETING HELD

ON JANUARY 29, 2004

(COPY DULY CERTIFIED BY EDAP TMS’s CHAIRMAN AND C.E.O.)

On January 29 of the year 2004,

At 14:30 p.m.,

The shareholders of EDAP TMS, attended an Extraordinary Meeting of Shareholders at the headquarters of the Company, 4 Rue du Dauphiné - 69120 Vaulx-en-Velin, France, on notification sent from the Board of Directors, as per statutory provisions.

They adopted the following resolution:

“ The shareholders, in accordance with quorum and majority conditions required by extraordinary shareholders meetings, and after hearing the Board of Directors’ report and the Statutory Auditors’ special report:

a)	authorize the Board of Directors to proceed, pursuant to articles L. 228-95 of the French Commercial Code, in one or several times, to the issuance of a maximum of 1,000,000 (one million) warrants (bons de souscription d’actions), of one or more categories, each warrant (bon de souscription d’actions) giving their owners the right to subscribe to one share of the Company of par value 0.13 Euro per share;

b)	authorize the Board of Directors to increase the nominal share capital of the Company by an amount up to 130,000 (one hundred and thirty thousand) Euros, as a result of the exercise of the subscription rights attached to the warrants (bons de souscription d’actions), such increase being subject to, if necessary, additional increases amounting the nominal amount of extra shares to be issued in favor of the warrants-holders, in accordance with French law;

c)	decide to suppress in favor of the HT Prostate Therapy Management Company L.L.C. the shareholders’ preferential subscription rights for all of the warrants (bons de souscription d’actions) to be issued and decide that HT Prostate Therapy Management Company L.L.C. will be the sole owner of the right to subscribe to the such warrants (bons de souscription d’actions), according to the present authorization;

d)	decide that the warrants (bons de souscription d’actions) will be issued to HT Prostate Therapy Management Company L.L.C. without the payment of any subscription price and that they may be exercised at a price of 1.50 US dollars (one dollar fifty) or its equivalent value in Euros per share;

e)	acknowledges that the present issuance of warrants (bons de souscription d’actions) will result in the waiver, in favor of the warrants-holders, of the shareholders’ preferential subscription right to the Company’s ordinary shares resulting from the exercise of these warrants (bons de souscription d’actions);

f)	acknowledges that the warrants (bons de souscription d’actions) will be allocated in one or several times, within a maximum of one year from the present decision and decides that they will have to be exercised within five (5) years from their issuance date, upon satisfaction of conditions or delays that the Board of Directors may define for each category of warrants (bons de souscription d’actions).

Furthermore, the Shareholders’ Meeting delegates all powers to the Board of Directors to:

a)	proceed with the issuance of the warrants (bons de souscription d’actions) within the framework and according to the terms of the present decision.

b)	determine the characteristics and terms and conditions of the exercise of the warrants (bons de souscription d’actions), as for, but not limited to, the time periods and conditions under which the warrants (bons de souscription d’actions) may be exercised, the terms of subscription and the dividend rights attached to the shares to be issued, and, as the case may be, the suspension of the right to exercise the warrants (bons de souscription d’actions) during a maximum of three months).

c)	implement the necessary measures to reserve, pursuant to applicable French laws and regulations, the rights of the warrants-holders, should the Company undertake certain capital transactions as defined in said articles for as long as all warrants (bons de souscription d’actions) have not been exercised;

d)	acknowledge, in accordance with French law, the amount of capital increases resulting from the exercise of the warrants (bons de souscription d’actions), and implement the relevant statutory modifications to the Company’s by-laws as well as proceed with all formalities;

e)	more generally, undertake all necessary and useful measures to implement the present authorization.

This resolution has been adopted with 2.929.948 votes “FOR” and 172.378 votes “AGAINST.”

I certify that this excerpt of the minutes conforms the original

Philippe Chauveau

Chairman & C.E.O.

EDAP TMS SA

Vaulx-en-Velin, January 29, 2004

Exhibit C

Form of Warrant Exercise Acknowledgement

To:	[HT Prostate Therapy Management Company, LLC
1841 West Oak Parkway
Suite A
Marietta, Georgia 30062]
[EDAP TMS S.A.
4-6 rue du Dauphiné
69120 Vaulx-en-Velin
FRANCE]
Euro Emetteurs Finance S.A.
48 boulevard des Batignolles
75017 PARIS
FRANCE

[date], 200_

Re:	Occurrence of a Warrant Exercise Milestone

Dear Sirs:

Reference is made to that Distribution Agreement, dated •, 2004 by and between HT Prostate Therapy Management Company LLC (“HT Prostate”), EDAP TMS S.A. (“EDAP”) and certain subsidiaries of EDAP (the “Distribution Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Distribution Agreement. We hereby confirm that as of the date hereof the Warrant Exercise Milestone set forth below has occurred and as a result thereof, HT Prostate is entitled to exercise [number] Warrants at any time following the date hereof until January 28, 2010.

Warrant Exercise Milestone: •

Warrants exercisable as a result of the occurrence of such Warrant Exercise Milestone: •

Aggregate amount of Warrants exercisable as of the date hereof: •

Yours faithfully,

Exhibit D

Form of the Escrow Agreement

EDAP TMS

SECURITIES SERVICE and

ESCROW AGREEMENT

Warrants

SERVICING WARRANTS

HANDLING EXERCISES OF WARRANTS

ESCROW OF WARRANTS AND SHARES

SECURITIES SERVICE AND ESCROW AGREEMENT

BY AND AMONG

EDAP TMS, (hereinafter the “Issuer”), a French corporation with a board of directors, and with capital of €1,087,166.73, whose principal place of business is located at Parc d’activité de la Poudrette Lamartine, 4, rue du Dauphiné, 69120 Vaulx-en-Velin and recorded in the Commercial Register Lyon B 316 488 204,

Represented by Mr. Philippe Chauveau, acting in his capacity as Chairman and Chief Executive Officer party of the first part

HT PROSTATE THERAPY MANAGEMENT COMPANY L.L.C., (hereinafter “HT Prostate”), a limited liability company governed by the laws of the State of Delaware (United States) whose principal place of business is located at 1841 West Oak Parkway, Suite A, Marietta, GA 30062 United States,

Represented by Mr. Argil J. Wheelock, acting in his capacity as Chief Executive Officer party of the second part

EURO EMETTEURS FINANCE (EEF), (hereinafter the “Provider”), a French corporation with a managing board and a supervisory board, and with capital of €3,812,000 and recorded in the Commercial Register in Paris 430 250 183, whose principal place of business is located at 48, boulevard des Batignolles - 75017 Paris,

Represented by Mr. Jean-François Martinville, acting in his capacity as Chairman of the Managing Board party of the third part.

WHEREAS:

Pursuant to a commercial agreement between the Issuer and certain companies in the Healthtronics group (including HT Prostate), which has been formalized through the execution of a distribution agreement signed on February [        ], 2004, between the Issuer, its subsidiaries and HT Prostate (the “Distribution Agreement”), the relevant companies in the Healthtronics group have agreed, among other things, (i) to take charge of clinical studies and the authorization procedure with the American authorities to permit certain products of the Issuer to be sold in the United States and (ii) to purchase from the Issuer certain products sold by the Issuer. In consideration of these commitments, the Issuer has agreed to award to HT Prostate one million (1,000,000) warrants (the “Warrants”) entitling the holder to subscribe to shares of the Issuer, at the rate of one share per warrant (the shares that will be issued by the Issuer when the Warrants are exercised are hereinafter referred to as the “Underlying Shares”). Pursuant to the Distribution Agreement, these Warrants cannot be exercised until certain milestones are met; therefore, they will be divided into seven different categories in accordance with their terms and exercise dates (as defined in Exhibit A to this Agreement), and distributed as follows:

-	200,000 A Warrants
-	200,000 B Warrants
-	100,000 C Warrants
-	100,000 D Warrants
-	100,000 E Warrants
-	100,000 F Warrants
-	200,000 G Warrants.

The issuance of the Warrants was authorized by the Issuer’s shareholders at a special meeting on January 29, 2004. The issue will be carried out, by authorization of said shareholders, by the Issuer’s board of directors, who will establish the terms, exercise dates and other terms and conditions of these Warrants and the Underlying Shares and will decide on the issuance and award of these Warrants to HT Prostate. A certified copy of the resolution of the Issuer’s shareholders authorizing the issuance of the Warrants is attached to this Agreement in Exhibit A. A certified copy of the resolution of the Issuer’s board of directors issuing Warrants and establishing their terms and conditions will be sent by the Issuer to the Provider and to HT Prostate as soon as possible after it is adopted, and will also be attached to this Agreement in Exhibit A.

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Neither the Warrants nor the Underlying Shares have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and they are issued pursuant to an exemption from the registration obligation provided for by Section 4(2) of the Securities Act for sales of securities not involving a public offering. Consequently, the Issuer and HT Prostate have agreed to place the Warrants and the Underlying Shares in escrow throughout the entire period during which these securities will be restricted securities as such term is defined in Paragraph (a)(3) of Rule 144 adopted pursuant to the Securities Act, subject to HT Prostate’s ability to resell the Warrants and Underlying Shares pursuant to Rule 144 or a registration statement declared effective by the Securities and Exchange Commission.

The Issuer desires to entrust to the Provider, which is already servicing the shares issued by the Issuer, with servicing the Warrants and handling the Warrant exercise notices. Furthermore, the Issuer and HT Prostate desire to have the Provider provide the escrow services mentioned above.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

I-	SUBJECT MATTER OF THE AGREEMENT

The purpose of this Agreement is to define the terms on which the Provider will service the Warrants (II); handle the Warrant exercise notices (III); and hold the Warrants and the Underlying Shares in escrow (IV).

II-	SERVICING OF THE WARRANTS

The Provider shall provide administrative and accounting services with respect to the Warrants issued by the Issuer.

In so doing, the Provider shall perform the following obligations:

•	Establish, manage and update the records of the Warrant holders (which shall be required to be in pure registered form)[1];

•	Assign a personal identification number to these holders;

•	Send a certificate of registration to Warrant holders when they open an account;

•	Handle all requests by Warrant holders for information by mail or telephone;

•	Send to each Warrant holder an annual account statement showing the transactions carried out, the number of securities transferred and the number of securities remaining in the account. This statement shall be accompanied by a response card allowing the holder to inform the Provider of any changes;

•	Examine and handle individual files (changes in type of registration, exercise of Warrants, transfer of ownership, etc.) in compliance with Articles III and IV of this Agreement;

•	Prepare and send to the Issuer, upon request, lists of the registered holders classified in accordance with predefined sort criteria;

[1]	[Translator’s Note: “Pure registered form” means that transfer of ownership will be handled directly by the issuer, not by a bank.]

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•	Keep and make available to the Issuer a statement summarizing the number of Warrants not yet exercised, the number of Warrants exercised and the number of Warrants in Escrow (as defined in Article IV of this Agreement);

•	In the event of a transaction by the Issuer, inform the Warrant holders of the actions taken by the Issuer to preserve the rights of Warrant holders, or if applicable, the periods during which the Warrants may not be exercised and when they may be exercised again;

•	Archive documents for as long as required by law.

III-	HANDLING OF WARRANT EXERCISE NOTICES

As part of the process of handling notices that Warrants have been exercised, the Provider shall have the following obligations and duties:

•	Receive and verify the exercise notices from the Warrant holders;

•	Create new shares and, if applicable, handle the balances to be paid or received;

•	Update the accounts of Warrant holders.

It is specified that the Provider expressly agrees to handle the Warrant exercise notices in accordance with the following provisions:

•	In accordance with the Warrant exercise schedule described in the resolutions of the Issuer’s board of directors pursuant to which the Warrants were issued, as soon as a milestone indicated in the schedule is reached, the Issuer must immediately send to the Provider a written instruction sent in accordance with the terms of this Agreement and in accordance with the model set forth in Exhibit 3-1 to this Agreement, that the category of Warrants concerned has become exercisable and that the Warrants in this category may be exercised until the Expiration Date (as defined below) of the Warrants in question.

In accordance with the law and the terms of the resolution of the Issuer’s board of directors, the expiration date of the validity of the Warrants shall be five years after the date on which said Warrants are issued by the Issuer’s board of directors (the “Expiration Date”).

•	Once this instruction is received by the Provider, HT Prostate or any Healthtronics Company that holds Warrants that have become exercisable may, at any time prior to the Expiration Date of the Warrants in question, inform the Provider that it is exercising all or part of the Warrants in this category, in accordance with the model appearing in Exhibit 3-2 to this Agreement, indicating the number of Warrants exercised. Said notice shall not be acceptable unless it is accompanied by a certificate from the Issuer, in the form set forth in Exhibit 3-3 to this Agreement certifying that the Issuer has received the payment by HT Prostate of the amount of the exercise price of the Warrants in question, i.e., U.S.$1.50 per Warrant (or its equivalent in euros).

IV-	ESCROW OF THE WARRANTS AND THE UNDERLYING SHARES

The Provider shall escrow the Warrants and the Underlying Shares that are issued by the Issuer.

In so doing, the Provider shall perform the following obligations:

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4-1 Establishment of the Warrant Escrow

The Issuer and HT Prostate hereby establish the Provider as escrow agent for the Warrants, and this task is accepted by the Provider.

As soon as they are issued and awarded by the Issuer’s board of directors to HT Prostate, the Warrants shall be immediately and irrevocably registered in an account in the name of HT Prostate in the register of Warrants kept by the Provider that are covered by this escrow (the Warrants thus escrowed shall be called the “Escrowed Warrants”). All Warrants resulting from a new issue shall be recorded in a different new account (new identification number) because these Warrants shall be issued on a different date than the Escrowed Warrants previously issued and placed in escrow.

The Provider expressly agrees not to move or release the Escrowed Warrants except in accordance with the terms of this Agreement.

4-2 Establishment of the Escrow of the Underlying Shares

The Issuer and HT Prostate hereby establish the Provider as escrow agent for the Underlying Shares, and this task is accepted by the Provider.

Whenever a Warrant is exercised, the Underlying Shares resulting from the exercise shall be immediately and irrevocably recorded in a new account (new identification number) in the name of their holder in the register of the Issuer’s shares kept by the Provider that are covered by this escrow (each new account is hereinafter referred to as an “Escrow Account” and the entirety of the shares appearing in the Escrow Accounts are referred to hereinafter as the “Escrowed Shares”).

All Underlying Shares resulting from a new exercise of Warrants or any new shares placed in escrow shall be recorded in a new Escrow Account because these shares will be received by their holder on a different date than the Escrowed Shares previously held or placed in escrow.

Moreover, all shares or other securities of the Issuer that are sent to HT Prostate or to any other Healthtronics Company as a result of its holding of Warrants or Escrowed Shares (including by way of the reservation of rights of Warrant holders in the event of a financial transaction by the Issuer, conversion, a stock split, reverse split, recapitalization, reclassification or any other change affecting the Issuer’s capital, as well as any share received as a dividend or other distribution or reduction or redemption of capital) shall be automatically classified as Escrowed Shares and shall therefore be placed in escrow pursuant to this Agreement and governed by the terms hereof. Similarly, if the Issuer participates in an absorption, merger, spin-off or contribution, entitling the holders of Warrants or Escrowed Shares to shares of the absorbing or new company or shares benefiting from the spin-off or contribution, the shares thus received shall be considered Escrowed Shares and shall therefore be placed in escrow pursuant to this Agreement and governed by the terms hereof.

The Provider expressly agrees not to move or release the Escrowed Shares except in accordance with the terms of this Agreement.

4-3 Release of Escrowed Shares

The Provider shall not release the Escrowed Shares in whole or in part except in accordance with the following provisions:

•	The Provider must have received a written notice from HT Prostate (or, as the case may be, the Healthtronics Company that holds the Escrowed Shares), in accordance with this Agreement, a copy of which must be sent to the Issuer, including (x) a written instruction in the form appearing in Exhibit 4-3 to this Agreement and (y) a legal opinion (i) from an international law firm advising HT Prostate, with a recognized reputation and expertise in U.S. securities law and (ii) sent to the Issuer and judged reasonably satisfactory by the Issuer, pursuant to which either (1) HT Prostate (or, as the case may be, the Healthtronics Company in question) is

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not an affiliate (as this term is defined in Rule 405 under the Securities Act) of the Issuer and the Escrowed Shares are not restricted securities (as this term is defined in Paragraph (a)(3) of Rule 144 under the Securities Act) or (2) the Escrowed Shares in question will be resold in a transaction that meets the conditions of said Rule 144 or (3) the Escrowed Shares are covered by a registration statement declared effective by the Securities and Exchange Commission.

•	The Provider agrees to immediately send to the Issuer a copy of the notice thus received.

•	If the Issuer agrees that the legal opinion mentioned above is reasonably satisfactory, the Provider may release the Escrowed Shares and transfer them in accordance with the instruction of HT Prostate (or of the Healthtronics Company concerned).

The Escrowed Shares that are released from escrow pursuant to this Article 4-3 shall no longer be Escrowed Shares.

4-4 Transfer of the Escrowed Warrants to another Healthtronics Company

In accordance with the terms and conditions of the Warrants, HT Prostate may only transfer all or part of its Warrants to companies controlled by HT Prostate, that control HT Prostate, or are controlled by the same company as HT Prostate as of the date of transfer; the notion of control being defined as directly or indirectly holding a majority of the voting rights (these companies are collectively referred to as the “Healthtronics Companies”). The Healthtronics Companies that thus become Warrant holders are in turn prohibited from transferring their Warrants, except to HT Prostate Therapy Management Company L.L.C. or other Healthtronics Companies.

Consequently, the Provider may transfer all or part of the Escrowed Warrants only in accordance with the following provisions:

•	The Provider must have received a written notice from HT Prostate, in accordance with this Agreement, a copy of which must have been sent to the Issuer, containing (x) a written instruction in the form shown in Exhibit 4-4 to this Agreement; (y) a certificate from HT Prostate in the form shown in Exhibit 4-5 certifying that (i) the company or companies to which HT Prostate desires to transfer the Escrowed Warrants are Healthtronics Companies and (ii) the contemplated transfer does not violate any provision of the Securities Act, and (z) a commitment by the Healthtronics Company or Companies in question to comply with all provisions of this Agreement, in accordance with the form shown in Exhibit 4-6.

•	The Provider agrees to immediately send to the Issuer a copy of the notice thus received.

•	The Provider may then transfer the Escrowed Bonds in accordance with the instruction from HT Prostate.

The Escrowed Warrants transferred to one or more Healthtronics Companies pursuant to this Article 4-4 shall continue to be Escrowed Warrants and shall be recorded in an escrow account opened by the Provider in the name of their holder, and shall be subject to all the terms of this Agreement, by which said Healthtronics Company or Companies shall be bound.

V-	LIABILITY OF THE PROVIDER

5-1 The Provider shall have no liability or obligation other than those expressly provided for in this Agreement, to the exclusion of any other. In particular, the Provider shall not be required to evaluate the merits of or the reasons for the instructions received pursuant to Article IV of this Agreement, and shall not act on instructions other than those provided for or made pursuant to this Agreement, except in the event of a legal obligation or an obligation resulting from an enforceable judgment (such as attachment of securities), in which case it shall not be liable for having complied with such obligation.

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In the event of ambiguity or uncertainty with respect to any notice, instruction or other communication received by the Provider, the Provider may refrain from taking any action and request that the Issuer and HT Prostate clarify the instruction with a joint notice eliminating the ambiguity or uncertainty.

5-2 Except in cases of negligence, bad faith and/or intentional misconduct, neither the Provider nor its directors, employees or officers shall be held liable for any act or omission under this Agreement and shall be indemnified against any claim, action, liability, procedure or judgment that may be incurred by them or filed against them and against any loss, cost, charge, liability or expense incurred under this Agreement (including costs reasonably incurred in judicial proceedings).

5-3 The Provider shall not have to verify the identity or capacity of any person or company signing this Agreement or any instruction, notice or other communication received under this Agreement.

VI-	REMUNERATION OF THE PROVIDER AND MISCELLANEOUS FEES

6-1 Remuneration of the Provider

The Provider shall receive a remuneration for performing its duties under this Agreement, as set forth in detail in Exhibit 6-1 to this Agreement. This remuneration shall be paid by the Issuer.

6-2 Reimbursement of Expenses

At the Provider’s request and upon presentation of receipts, the Issuer shall reimburse any expenses incurred by the Provider in performing its duties under this Agreement, including but not limited to the following: mandatory notices to the holders of Warrants and related mailing expenses, in addition to expenses for publication, advertising, mailing and attorneys, as well as the taxes thereon.

VII-	FEES AND TAXES

All present and future fees and taxes applicable to the commissions provided for in Article VI above shall be paid by the Issuer.

VIII-	TERM OF THE AGREEMENT

This Agreement shall take effect on the date of first issue of the Warrants and shall remain in effect until the date on which (i) all the Escrowed Shares have been released from escrow in accordance with the provisions of this Agreement, and (ii) all the Warrants have been released from escrow in accordance with the provisions of this Agreement and/or exercised and/or become null and void by expiration of their validity date. At this date, the Provider shall be released from all obligations under this Agreement.

-	The Issuer and HT Prostate may release the Provider from all its duties under this Agreement at any time, by registered letter, return receipt requested, signed by the Issuer and HT Prostate, sent at least one (1) month prior to the effective date of this termination. The Issuer and HT Prostate shall inform the Provider of the name of the Provider’s successor at least ten business days prior to the term of the notice.

-	Similarly, the Provider may terminate this Agreement at any time, by registered letter, return receipt requested, sent to the Issuer and to HT Prostate, in which case the termination will be not effective until the Issuer and HT Prostate have informed the Provider of the name of the Provider’s successor. The Issuer and HT Prostate agree to use their best efforts to designate said successor within one (1) month of the termination letter sent by the Provider.

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-	This Agreement shall be terminated by operation of law in the event that the Provider no longer services the shares issued by the Issuer. In this event, the Issuer and HT Prostate agree to use their best efforts to appoint, as soon as possible, an agency to service the Issuer’s shares and to assume the duties conferred on the Provider under this Agreement.

It is expressly agreed that, during the notice period mentioned above, all the provisions of this Agreement shall remain in full force and effect.

Once the Provider’s successor has been appointed, the Provider shall immediately transfer the Escrowed Warrants and the Escrowed Shares to the accounts designated for this purpose by the successor. As soon as this transfer is accomplished, the Provider shall be released of all obligations under this Agreement.

IX-	GOVERNING LAW – DISPUTES

This Agreement shall be governed by and construed in accordance with French law.

In the event of a dispute arising under this Agreement or in connection herewith, the Parties shall endeavor to resolve the dispute amicably and in good faith.

If they are unable to do so, and without prejudice to the provisions of the Distribution Agreement regarding the resolution of disputes between the Issuer and HT Prostate under the Distribution Agreement, all disputes arising under or in connection with this Agreement shall be finally decided by arbitration administered in accordance with the International Disputes Resolution Procedures of the American Arbitration Association and shall be governed by French law. The languages of the arbitration shall be French and English. The arbitration shall be held in New York.

Notwithstanding any provision to the contrary in this Agreement, any Party may request from any French court of competent jurisdiction the interim relief necessary to protect its interests.

X-	SUBSTITUTION

In the event of a change in the corporate name, legal status, merger or transfer, in whole or in part, of the activity of one of the parties, the performance of this Agreement shall continue on the same terms with the new entity without discontinuity.

The Party concerned agrees to report such change to the other Parties within a reasonable period after the change has occurred.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns, and in particular the Healthtronics Companies to which the Warrants have been transferred pursuant to Article 4-4 above.

XI-	NOTICES

Any notice given in connection with this Agreement must be in writing and sent by registered mail, return receipt requested, or by fax, provided that a copy of the fax be sent by registered mail, return receipt requested (no later than the first business day following the day on which the fax is sent); however, failure to send said confirmation by mail shall not call into question the validity of the notice given by fax. The notice shall be deemed received by its addressee on the date of the acknowledgment of receipt or, in the case of a fax, on the date on which the fax is received.

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Notices shall be validly sent to the persons and addresses appearing in Exhibit 11-1 to this Agreement, or to any other person or address that has been reported pursuant to this Article by the party concerned to the other two parties.

Any change thus reported shall result in a new Exhibit 11-1, which shall replace the current one.

A copy of any notice sent by or to the Provider must be sent to the other parties to this Agreement.

XII-	VALIDITY OF THE AGREEMENT – ADDENDUMS

12-1 In the event that any provision of this Agreement turns out to be null and void in whole or in part, this shall not affect the validity of the rest of the Agreement. In this event, the Parties will replace the unlawful provision, if possible, with a lawful provision that is in keeping with the spirit and purpose of the unlawful provision.

12-2 Except as otherwise provided herein, this Agreement shall only be amended by an addendum signed by all Parties.

Signed in three (3) original counterparts.

For EDAP TMS	For HT Prostate	Pour Euro Emetteurs Finance
Lyon, [ ] 2005	[Paris], [ ] 2005	Paris, [ ] 2005
Philippe CHAUVEAU	Argil J. WHEELOCK	Jean-François MARTINVILLE
Chairman & CEO	Chief Executive Officer	Chairman & CEO

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EXHIBIT A

RESOLUTIONS REGARDING THE ISSUANCE OF THE WARRANTS–

WARRANT TERMS AND CONDITIONS

Certified Copy of the 1st Resolution

of the Special Meeting of the Shareholders of EDAP TMS dated January 29, 2004

Draft of the Terms and Conditions of the Warrants that will be issued by the

Board of Directors of EDAP TMS with the authorization of the special shareholders’

meeting on January 29, 2004

These terms and conditions are only a draft and shall be replaced and superseded by the final resolution of EDAP TMS’s board of directors that will issue the Warrants, and EDAP TMS agrees to inform the Provider and HT Prostate of this resolution upon its adoption.

1.	Number of Warrants	1,000,000 (one million) autonomous warrants of the Company, each entitling the holder to subscribe to one share of the Company (the “Warrants”), and divided into seven different categories:

• 200,000 A Warrants
• 200,000 B Warrants
• 100,000 C Warrants
• 100,000 D Warrants
• 100,000 E Warrants
• 100,000 F Warrants
• 200,000 G Warrants

2.	Warrant Holders	The Warrants are reserved for HT Prostate Therapy Management Company L.L.C.

3.	Subscription Price	The issue is free of charge.

4.	Issue Date	[January 28] 2005.

5.	Exercise Dates	Pursuant to the Distribution Agreement and the commercial agreement entered into between the Company, its subsidiaries and HT Prostate Therapy Management Company L.L.C., the Warrants may be exercised on the following dates (“milestones”), linked to the process of HT Prostate Therapy Management Company L.L.C.’s obtaining a “Pre-Market Approval” (“PMA”) for Ablatherm from the Food and Drug Administration (“FDA”) and the acquisition by HT Prostate Therapy Management Company L.L.C. or any other Company (as defined in Paragraph 10 below) of lithotripters:

•      the A Warrants shall be exercisable, as part of HT Prostate Therapy Management Company L.L.C.’s clinical testing of Ablatherm, as of the date of the final follow-up of the final patient at the Ablatherm test clinic conducted by HT Prostate Therapy Management Company L.L.C., under an “IDE” (“Investigational Device Exemption”). The “final follow-up of the final patient” shall mean the final evaluation time as defined in the test protocol in question for constitution of the clinical dossier for the initial PMA submission;

•      the B Warrants shall be exercisable as of the submission by HT Prostate Therapy Management Company L.L.C. to the FDA of a Pre-Market Approval Application regarding Ablatherm, complete, in final form and in accordance with FDA requirements;

•      the C Warrants shall be exercisable upon their issuance, [HT Prostate Therapy Management Company L.L.C.] [or, as applicable: [•] [name of the Healthtronics Company making the purchase], having purchased from the Company and its subsidiaries [indicate, as applicable, the name of the Company’s subsidiary or subsidiaries from which HT Prostate has purchased lithotripters in 2004 ] [more than] four (4) lithotripters in 2004,

•      the D Warrants shall be exercisable as of January 1, 2006 in the event that HT Prostate Therapy Management Company L.L.C. or any other Healthtronics Company purchases at least four (4) lithotripters from the Company or its subsidiaries in 2005,

•      the E Warrants shall be exercisable as of January 1, 2007 in the event that HT Prostate Therapy Management Company L.L.C. or any other Healthtronics Company purchases at least four (4) lithotripters from the from the Company or its subsidiaries in 2006,

•      the F Warrants shall be exercisable as of January 1, 2008 in the event that HT Prostate Therapy Management Company L.L.C. or any other Healthtronics Company purchases at least four (4) lithotripters from the from the Company or its subsidiaries in 2007,

•      the G Warrants shall be exercisable as of receipt by HT Prostate Therapy Management Company L.L.C. of the written confirmation by the FDA that final Pre-Market Approval has been granted for l’Ablatherm.

In any event, and pursuant to Article L.228-95 of the French Commercial Code, the Warrants shall be exercised within five (5) years of their issue date, i.e., no later than [January 28] 2010. Any Warrants that have not been exercised as of this date shall be null and void and shall lose their validity.

6.	Suspension of Exercise	In the event of a capital increase, merger or spin-off of the Company, or any other financial transaction by the Company involving preemptive rights on the part of the shareholders, the Company’s board of directors may suspend the right to exercise the Warrants for a maximum period of three months, subject to the rules regarding the Warrant holders’ reservation of rights. In this case, the Company shall inform the Warrant holders in advance, indicating the date on which exercise of the Warrants will be suspended and the date on which it will begin again.

7.	Exercise of Subscription Right	HT Prostate Therapy Management Company L.L.C. shall be entitled to subscribe at the rate of 1 (one) share with a par value of €0.13 each to be issued by the Company, for 1 (one) Warrant exercised, at the price of U.S.$ 1.50 (one dollar fifty), or its equivalent in euros on the subscription date, per share.

The subscriptions of Company shares to which the Warrants entitle their holders when they are exercised shall be received at Company headquarters. The subscription price mentioned above must be paid in full to the Company in cash.

8.	Dividend Entitlement of New Shares	The new shares issued as a result of the exercise of Warrants shall be subject to all the provisions of the Company’s bylaws and shall be entitled to dividends as of the first day of the fiscal year during which they are subscribed to. They shall entitle their holders, for the fiscal year begun on this date and for subsequent fiscal years, to the same dividend (on the basis of the same par value) as the one that may be distributed to the other shares having the same dividend rights.

Therefore, they shall be completely comparable to said shares after the dividend is paid for the preceding fiscal year, or if it is not distributed, after the annual meeting held to approve the financial statements for that fiscal year.

9.	Protection of the Warrant Holders’ Rights

Pursuant to Article L.225-153 of the French Commercial Code, as long as there are valid, unexercised Warrants:

•      the Company shall not redeem its capital and shall not modify the distribution of profits; however, the Company may create non-voting shares that are entitled to preferred dividends provided that the rights of the Warrant holders are reserved on the terms established in Article L.225-154 of the French Commercial Code;

•      in the event of a capital decrease motivated by losses and carried out by decreasing the par value or the number of shares, the rights of the Warrant holders shall be reduced accordingly, as if said Warrant holders had been shareholders as of the date on which the Warrants were issued.

Moreover, in accordance with Article L.225-154 of the French Commercial Code, as long as there are valid, unexercised Warrants, the Company shall not issue shares to be subscribed for in cash reserved for shareholders or issue other securities to which the shareholders have preemptive rights, or increase the capital from reserves, profits or issue premiums, or distribute reserves in cash or in portfolio securities, except on the condition that the rights of Warrant holders who exercise their Warrants are preserved.

To this end, the Company shall, on the terms established in Articles 171 to 174 of Decree No. 67-236 of March 23, 1967, allow the holders of Warrants who exercise the subscription right attached to these Warrants, as applicable, to subscribe as of right to new shares or securities or to obtain new shares free of charge or to receive cash or securities similar to securities distributed in the same quantities or proportions as well as on the same terms, except with respect to dividend rights, as if they had been shareholders at the time of said issues, incorporations or distributions; or, in the cases provided for by law, allow them to exercise their subscription right, if they desire to participate in the transaction.

For any issue of securities or other transaction with respect to which shareholders have preemptive rights, the Company must give prior notice thereof to the Warrant holders (in writing, indicating the information provided for in Article 174-2 of Decree No. 67-236 of March 23, 1967).

In the event that the Company is absorbed by another company, merged with one or more other companies into a new company or is spun off by way of contribution to new or existing companies, the holders of Warrants may subscribe to the shares of the new company or absorbing company or the companies to which it is spun off on the same terms as those provided for originally, except that the adjustments made necessary by the merger or spin-off pursuant to Article L.225-156 of the French Commercial Code shall be made.

When, because of the one of the transactions mentioned above, the holders of Warrants who present their securities are entitled to a number of shares that includes a fraction resulting in an odd lot, this odd lot will be paid to them in cash. Pursuant to Article 174-5 of Decree No. 67-236 of March 23, 1967, this payment shall be equal to the product of the fractional share forming the odd lot multiplied by the value of the share calculated on the basis of the Company’s shareholders’ equity.

10.	Restrictions on Transfer	The Warrants shall be transferred by HT Prostate Therapy Management Company L.L.C. only to companies controlled by HT Prostate Therapy Management Company L.L.C., that control HT Prostate Therapy Management Company L.L.C., or that are controlled by the same company as HT Prostate Therapy Management Company L.L.C., and the notion of control shall be defined as directly or indirectly holding a majority of the voting rights (these companies are referred to collectively as the “Healthtronics Companies”). The Healthtronics Companies that thus become Warrant holders shall be prohibited from transferring their Warrants except to HT Prostate Therapy Management Company L.L.C. or to other Healthtronics Companies.

Moreover, in order to comply with American law governing securities, the Warrants and the shares that will be issued upon their exercise shall be placed in escrow, initially with Euro Emetteurs Finance, which is already servicing the Company’s securities, on the terms of this Securities Service and Escrow Agreement.

EXHIBIT B

BANK DETAILS

THE COMPANY’S ACCOUNT INFORMATION

All funds received by the Provider under this Agreement and intended for the Issuer shall be credited to the Issuer’s account as follows:

Accountholder: EDAP TMS
Address:	c/o Technomed Medical Systems - Parc d’activité de la Poudrette Lamartine, 4, rue du Dauphiné, 69120 Vaulx-en-Velin

Bank Code	Branch Sort Code	Account No.	Rib Code

30007	53029	************	91

Name of the Bank:	Natexis Banques Populaires
Address:	19 place Tolozan, 69209 Lyon Cedex 01

SWIFT Reference:	CCBPFRPP925

Contact Person:	M. Didier Berger

THE PROVIDER’S ACCOUNT INFORMATION

For the receipt of funds linked to billing:

Accountholder:	Euro Emetteurs Finance
Address:	48 boulevard des Batignolles
75850 Paris Cedex 17

Bank Code	Branch Sort Code	Account Number	Rib Code

30002	00570	***********	09

Name of the Bank:	Crédit Lyonnais

EXHIBIT 3-1

FORM OF INSTRUCTION TO OPEN THE WARRANT EXERCISE PERIOD

Instruction to Open the Warrant Exercise Period

Euro Emetteurs Finances

48 Boulevard des Batignolles

75850 Paris Cedex 17, France

Tel: (33)(0)1.55.30.59.48 / Fax: (33)(0)1.55.30.59.50

Attention: Mrs. Edith Martinot (Customer Service)

Dear Mrs. Martinot:

We refer to the securities service and escrow agreement dated [                    ] 2005, entered into by and among Euro Emetteurs Finances, EDAP TMS and HT Prostate Therapy Management Company L.L.C. (the “Securities Service and Escrow Agreement”).

Pursuant to Article III of the Securities Service and Escrow Agreement, we hereby inform you that Category [            ] of the Warrants has become exercisable as of [                    ], and that the [            ] [indicate the number] Warrants in this category may be exercised by their holder(s) until their Expiration Date, i.e., until [            ].

Sincerely,

EDAP TMS

By:	[ ]

cc: HT Prostate Therapy Management Company L.L.C.

EXHIBIT 3-2

FORM OF WARRANT EXERCISE NOTICE

Warrant Exercise Notice

Euro Emetteurs Finances

48 Boulevard des Batignolles

75850 Paris Cedex 17, France

Tel: (33)(0)1.55.30.59.48 / Fax: (33)(0)1.55.30.59.50

Attention: Mrs. Edith Martinot (Customer Service)

Dear Mrs. Martinot:

We refer to the securities service and escrow agreement dated [                    ] 2005, entered into by and among Euro Emetteurs Finances, EDAP TMS and HT Prostate Therapy Management Company L.L.C. (the “Securities Service and Escrow Agreement”) and to the instruction to open the exercise period for Warrants in Category [            ] that was sent to you by EDAP TMS on [            ].

Pursuant to Article III of the Securities Service and Escrow Agreement, we hereby inform you that we have exercised [            ] Warrants in Category [            ], on [            ]. Enclosed please find a certificate from EDAP TMS that the exercise price for these Warrants has been paid.

We hereby request that in your capacity as accountholder for the Warrants and shares issued by EDAP TMS, you prepare all the paperwork for this exercise, including recording the Underlying Shares resulting from this exercise in a new account in our name.

Sincerely,

[HT Prostate Therapy Management Company L.L.C.]
[or: any other Healthtronics Company that holds Warrants]

By:	[ ]

Encl.: Certificate from EDAP TMS (payment of the exercise price for the Warrants)

cc: EDAP TMS

EXHIBIT 3-3

FORM OF CERTIFICATE FROM EDAP TMS

(PAYMENT OF THE EXERCISE PRICE FOR THE WARRANTS)

Certificate from EDAP TMS (payment of the exercise price for the Warrants)

EDAP TMS, a French corporation with capital of €[1,087,166.73], having its principal place of business at Parc d’activité La Poudrette Lamartine, 4, rue du Dauphiné, 69120 Vaulx-en-Velin (France), recorded in the Commercial Register under the number Lyon B 316 488 204 (the “Issuer”) certifies:

•	that it has received the sum of [ ], representing the entirety of the payments in cash made by [HT Prostate Therapy Management Company L.L.C.] [or:any Healthtronics Company that holds Warrants] in exchange for the exercise of [ ] Warrants in Category [ ];

•	that the result of the payment of this exercise price is that [ ] new shares of the Issuer, with a par value of € [0.13] each, have been subscribed to by [HT Prostate Therapy Management Company L.L.C.] [or:the Healthtronics Company holding the exercised Warrants].

Done in [ ], on [ ]

By	[ ], duly authorized

EXHIBIT 4-3

FORM OF INSTRUCTION FOR THE RELEASE OF ESCROWED SHARES

Instruction for the Release of Escrowed Shares

Euro Emetteurs Finances

48 Boulevard des Batignolles

75850 Paris Cedex 17, France

Tel: (33)(0)1.55.30.59.48 / Fax: (33)(0)1.55.30.59.50

Attention: Mrs. Edith Martinot (Customer Service)

Dear Mrs. Martinot:

We refer to the securities service and escrow agreement dated [                    ] 2005, entered into by and among Euro Emetteurs Finances, EDAP TMS and HT Prostate Therapy Management Company L.L.C. (the “Securities Service and Escrow Agreement”).

Pursuant to Article 4-3 of the Securities Service and Escrow Agreement, we hereby request that you release [            ] Escrowed Shares appearing in the Escrow Account [            ] [indicate the identification number], to [                    ] [identify the assignee], in an escrow account opened for this purpose by the Provider.

Pursuant to Article 4-3 of the Securities Service and Escrow Agreement, enclosed please find a copy of the legal opinion issued by the law firm of [                    ] [name and address of the law firm] sent to EDAP TMS.

Please send this instruction to EDAP TMS, and if EDAP TMS does not object to it within 5 business days of receipt, please release the securities mentioned above and make the relevant entries in your records.

Sincerely,

[HT Prostate Therapy Management Company L.L.C.]

By:	[ ]

Encl.: Legal opinion from the law firm of [                    ]

cc: EDAP TMS

EXHIBIT 4-4

FORM OF INSTRUCTION FOR THE TRANSFER OF ESCROWED WARRANTS

Instruction for the Transfer of Escrowed Warrants

Euro Emetteurs Finances

48 Boulevard des Batignolles

75850 Paris Cedex 17, France

Tel: (33)(0)1.55.30.59.48 / Fax: (33)(0)1.55.30.59.50

Attention: Mrs. Edith Martinot (Customer Service)

Dear Mrs. Martinot:

We refer to the securities service and escrow agreement dated [                    ] 2005, entered into by and among Euro Emetteurs Finances, EDAP TMS and HT Prostate Therapy Management Company L.L.C. (the “Securities Service and Escrow Agreement”).

Pursuant to Article 4-4 of the Securities Service and Escrow Agreement, please transfer [            ] [number] Escrowed Warrants (in Category [            ]) to [                    ] [indicate the Healthtronics Company] in account [            ] [[in the event of transfer to more than one Healthtronics Company] and [            ] Escrowed Warrants (in Category [            ]) to [                    ] in account [                    ].]

Pursuant to Article 4-4 of the Securities Service and Escrow Agreement, enclosed please find a copy of the certificate that the above-mentioned company or companies [is a Healthtronics Company] [are Healthtronics Companies].

Please transmit this instruction to EDAP TMS, and [if EDAP TMS does not object to it within 5 business days of receipt] please transfer the Escrowed Warrants mentioned above and make the relevant entries in your records.

Sincerely,

[HT Prostate Therapy Management Company L.L.C.]

By:	[ ]

Encl.: Certificate from [HT Prostate Therapy Management Company]

cc: EDAP TMS

EXHIBIT 4-5

FORM OF CERTIFICATE OF HT PROSTATE

Certificate

Reference is made to the securities service and escrow agreement dated [                    ] 2005, entered into by and among Euro Emetteurs Finances, EDAP TMS and HT Prostate Therapy Management Company L.L.C. (the “Securities Service and Escrow Agreement”),

HT Prostate Therapy Management Company L.L.C., a limited liability company governed by the laws of the State of Delaware (United States), having its principal place of business at [                                ] (United States), represented by [                    ] (name), [                    ] (capacity) certifies that [                    ] [indicate the Healthtronics Company to which the Warrants are to be transferred] is as of the date hereof, and will remain as of the date on which the Warrants are transferred to it, a Healthtronics Company within the meaning of the Securities Service and Escrow Agreement.

Done in [ ], on [ ]

By	[ ], duly authorized

EXHIBIT 4-6

FORM OF AGREEMENT OF HEALTHTRONICS COMPANIES

Agreement pursuant to the Securities Service and Escrow Agreement

Reference is made to the securities service and escrow agreement dated [                    ] 2005, entered into by and among Euro Emetteurs Finances, EDAP TMS and HT Prostate Therapy Management Company L.L.C. (the “Securities Service and Escrow Agreement”).

Pursuant to Article 4-4 of the Securities Service and Escrow Agreement, Warrants have been transferred today to [                    ] [indicate the Healthtronics Company to which the Warrants are transferred] , a [limited liability] company governed by the laws of the State of [                    ](United States), having its principal place of business at [                                ] (United States).

Therefore, pursuant to the Article mentioned above, [                    ] [indicate the name of the Healthtronics Company to which the Warrants are transferred], represented by [                    ] (name), [                    ] (capacity) hereby agrees to comply with all of the provisions of the Securities Service and Escrow Agreement, to which it is now a party just as the parties that initially entered into the Agreement.

Done in [ ], on [ ]

By	[ ], duly authorized

EXHIBIT 6-1

RATE SHEET

This exhibit sets forth the terms of remuneration of the obligations performed by the Provider under this Agreement.

The amounts indicated are all pre-tax amounts.

Actual costs (document printing costs, costs of legal announcements, publications, postage, etc.) shall be allocated pro rata.

1- HANDLING OF WARRANT EXERCISE NOTICES

A fee of €100 per file shall be applied to any warrant exercise notice.

This will be billed at the beginning of each calendar year, in arrears, on the basis of the exercises handled during the course of the past year.

2 – SERVICING OF THE WARRANTS

This service will be remunerated with an annual lump sum of €300.

This commission will be billed at the beginning of each calendar year for the fiscal year in course. For the first year, it will be pro rated from the date the services begin until December 31, 2005.

EXHIBIT 11-1

NOTICES

To the Issuer:

EDAP TMS

Parc d’activité la Poudrette Lamartine

4 rue du Dauphiné

69120 Vaulx-en-Velin, France

Attn : Blandine Confort (Responsable Juridique)

Telephone: (+33) (0)4 72 15 31 72

Fax: (+33) (0)4 72 15 31 51

E-mail: BConfort@edap-tms.com

To HT Prostate:

HT Prostate Therapy Management Company, L.L.C.

1841 West Oak Parkway, Suite A

Marietta, GA 30062, United States

Attn: Ted Biderman (General Counsel)

Telephone: (+1)-770-419-0691

Fax: (+1)-770-419-9490

E-mail: ted.biderman@healthtronics.com

To the Provider:

EURO EMETTEURS FINANCE

48 Boulevard des Batignolles

75850 Paris Cedex 17, France

Attn: Edith Martinot (Responsable Clientèle)

Telephone: (+33) (0)1.55.30.59.48.

Fax: (+33) (0)1.55.30.59.50

E-mail: edith.martinot@eef.fr